STOCK PURCHASE AGREEMENT

              dated as of September 30, 1997

                       by and among

              ACCTON TECHNOLOGY CORPORATION,

        GLOBAL BUSINESS INVESTMENTS (B.V.I.) CORP.,

            STANDARD MICROSYSTEMS CORPORATION,

          THE SUBSIDIARIES LISTED IN SCHEDULE A,

                            and

                         AJJA INC.

           with respect to the capital stock of

                         AJJA INC.

                    TABLE OF CONTENTS

          This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                      Page
                                                       No.

                         ARTICLE I

      TRANSFER OF ASSETS; SALE OF SHARES AND CLOSING

     1.01  Transferred Assets. . . . . . . . . . . . .   2
     1.02  Liabilities . . . . . . . . . . . . . . . .   6
     1.03  Purchase and Sale . . . . . . . . . . . . .   8
     1.04  Purchase Price; Allocation; Adjustment. . .   8
     1.05  Closing; Escrow . . . . . . . . . . . . . .  10
     1.06  Further Assurances. . . . . . . . . . . . .  11
     1.07  Third-Party Consents. . . . . . . . . . . .  13
     1.08  Insurance Proceeds. . . . . . . . . . . . .  14

                        ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF SELLER

     2.01  Organization. . . . . . . . . . . . . . . .  14
     2.02  Authority . . . . . . . . . . . . . . . . .  15
     2.03  No Conflicts. . . . . . . . . . . . . . . .  15
     2.04  Governmental Approvals and Filings. . . . .  16
     2.05  Organization of the Company; Capital
          Stock. . . . . . . . . . . . . . . . . . . .  16
     2.06  Financial Statements. . . . . . . . . . . .  16
     2.07  Absence of Changes. . . . . . . . . . . . .  17
     2.08  No Undisclosed Liabilities. . . . . . . . .  19
     2.09  Taxes . . . . . . . . . . . . . . . . . . .  20
     2.10  Legal Proceedings . . . . . . . . . . . . .  20
     2.11  Compliance With Laws, Orders and Industry
          Standards. . . . . . . . . . . . . . . . . .  20
     2.12  Benefit Plans; ERISA. . . . . . . . . . . .  21
     2.13  Real Property . . . . . . . . . . . . . . .  24
     2.14  Tangible Personal Property; Investment
          Assets . . . . . . . . . . . . . . . . . . .  25
     2.15  Intellectual Property Rights. . . . . . . .  25
     2.16  Contracts . . . . . . . . . . . . . . . . .  27
     2.17  Licenses; Import, Export and Duty
          Classifications. . . . . . . . . . . . . . .  29
     2.18  Insurance . . . . . . . . . . . . . . . . .  30
     2.19  Affiliate Transactions. . . . . . . . . . .  31
     2.20  Employees; Labor Relations. . . . . . . . .  31
     2.21  Environmental Matters.. . . . . . . . . . .  31
     2.22  Warranties and Merchandising Obligations. .  33
     2.23  Accounts Receivable.. . . . . . . . . . . .  34
     2.24  Inventory.. . . . . . . . . . . . . . . . .  34
     2.25  Vehicles. . . . . . . . . . . . . . . . . .  34
     2.26  No Guarantees . . . . . . . . . . . . . . .  34
     2.27  Entire Business . . . . . . . . . . . . . .  35
     2.28  Brokers . . . . . . . . . . . . . . . . . .  35
     2.29  Customers, Suppliers, Licensors,
          Licensees, Distributors and Sales Agents . .  35
     2.30  Seller SEC Reports. . . . . . . . . . . . .  36
     2.31  Books and Records . . . . . . . . . . . . .  37
     2.32  Disclosure. . . . . . . . . . . . . . . . .  37

                        ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF PARENT

     3.01  Organization. . . . . . . . . . . . . . . .  37
     3.02  Authority . . . . . . . . . . . . . . . . .  38
     3.03  No Conflicts. . . . . . . . . . . . . . . .  38
     3.04  Governmental Approvals and Filings. . . . .  39
     3.05  Legal Proceedings . . . . . . . . . . . . .  39
     3.06  Brokers . . . . . . . . . . . . . . . . . .  39
     3.07  Financing . . . . . . . . . . . . . . . . .  39

                        ARTICLE IV

                    COVENANTS OF SELLER

     4.01  Regulatory and Other Approvals. . . . . . .  40
     4.02  HSR and Exon-Florio Filings . . . . . . . .  40
     4.03  Investigation by Parent and Purchaser . . .  41
     4.04  No Solicitations. . . . . . . . . . . . . .  41
     4.05  Conduct of Business . . . . . . . . . . . .  41
     4.06  Filings.  . . . . . . . . . . . . . . . . .  42
     4.07  Employee Matters. . . . . . . . . . . . . .  42
     4.08  Certain Restrictions. . . . . . . . . . . .  43
     4.09  Security Deposits . . . . . . . . . . . . .  45
     4.10  Delivery of Books and Records, etc. . . . .  45
     4.11  Non-Solicitation; Noncompetition. . . . . .  45
     4.12  Royalties Payable on Certain LAN Chip
          Products . . . . . . . . . . . . . . . . . .  48
     4.14  Fulfillment of Conditions . . . . . . . . .  49

                         ARTICLE V

                    COVENANTS OF PARENT

     5.01  Regulatory and Other Approvals. . . . . . .  50
     5.02  HSR and Exon-Florio Filings . . . . . . . .  50
     5.03  Notice and Cure . . . . . . . . . . . . . .  51
     5.04  Fulfillment of Conditions . . . . . . . . .  51
     5.05  Parent's Business . . . . . . . . . . . . .  51
     5.06  Parent Guarantee. . . . . . . . . . . . . .  51
     5.07  Company Use of Existing Materials, Removal
            of Signs . . . . . . . . . . . . . . . . .  51
     5.08  Compliance with Third Party Information
            Obligations and Restrictions . . . . . . .  52
     5.09.  Cooperation re Excluded Contracts. . . . .  52
     5.10.  Shared Resources . . . . . . . . . . . . .  53

                        ARTICLE VI

     CONDITIONS TO OBLIGATIONS OF PURCHASER AND PARENT

     6.01  Representations and Warranties. . . . . . .  54
     6.02  Performance . . . . . . . . . . . . . . . .  54
     6.03  Officers' Certificates. . . . . . . . . . .  54
     6.04  Exon-Florio Amendment . . . . . . . . . . .  54
     6.05  Orders and Laws . . . . . . . . . . . . . .  54
     6.06  Regulatory Consents and Approvals.. . . . .  55
     6.07  [Intentionally omitted] . . . . . . . . . .  55
     6.08  [Intentionally omitted] . . . . . . . . . .  55
     6.09  Deliveries. . . . . . . . . . . . . . . . .  55
     6.10  Proceedings . . . . . . . . . . . . . . . .  55
     6.11  Escrow Agreement. . . . . . . . . . . . . .  55
     6.12  Stockholders' Agreement . . . . . . . . . .  55
     6.13  Transition Services Agreement . . . . . . .  56
     6.14  Distribution Agreement. . . . . . . . . . .  56
     6.15  Intellectual Property License Agreement . .  56
     6.16  Directors' Resignations . . . . . . . . . .  56
     6.17  Lease Agreement . . . . . . . . . . . . . .  56
     6.18  Absence of Changes. . . . . . . . . . . . .  56

                        ARTICLE VII

            CONDITIONS TO OBLIGATIONS OF SELLER

     7.01  Representations and Warranties. . . . . . .  56
     7.02  Performance . . . . . . . . . . . . . . . .  56
     7.03  Officers' Certificates. . . . . . . . . . .  57
     7.04  Orders and Laws . . . . . . . . . . . . . .  57
     7.05  Regulatory Consents and Approvals.. . . . .  57
     7.06  Deliveries. . . . . . . . . . . . . . . . .  57
     7.07  Proceedings . . . . . . . . . . . . . . . .  57
     7.08  Stockholders' Agreement . . . . . . . . . .  57
     7.09  Transition Services Agreement . . . . . . .  58
     7.10  Distribution Agreement. . . . . . . . . . .  58
     7.11  Intellectual Property License Agreement . .  58
     7.12  Escrow Agreement. . . . . . . . . . . . . .  58
     7.13  Lease Agreement . . . . . . . . . . . . . .  58



                       ARTICLE VIII

                        TAX MATTERS

     8.01  Transfer Taxes. . . . . . . . . . . . . . .  58
     8.02  Indemnity Payments. . . . . . . . . . . . .  58
     8.03  Income Tax Indemnification. . . . . . . . .  58

                        ARTICLE IX

                 EMPLOYEE BENEFITS MATTERS

     9.01  Action to be taken by the Seller. . . . . .  59
     9.02  Responsibilities of Purchaser . . . . . . .  61

                         ARTICLE X

         SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                 COVENANTS AND AGREEMENTS

     10.01  Survival of Representations, Warranties,
          Covenants and Agreements . . . . . . . . . .  62

                        ARTICLE XI

                      INDEMNIFICATION

     11.01  Indemnification. . . . . . . . . . . . . .  62
     11.02  Method of Asserting Claims . . . . . . . .  64
     11.03  Tax Treatment of Indemnity Payments. . . .  68

                        ARTICLE XII

                        TERMINATION

     12.01  Termination. . . . . . . . . . . . . . . .  68
     12.02  Effect of Termination. . . . . . . . . . .  68

                       ARTICLE XIII

                        DEFINITIONS

     13.01  Definitions. . . . . . . . . . . . . . . .  69

                        ARTICLE XIV

                       MISCELLANEOUS

     14.01  Notices. . . . . . . . . . . . . . . . . .  81
     14.02  Bulk Sales Act.. . . . . . . . . . . . . .  83
     14.03  Entire Agreement . . . . . . . . . . . . .  83
     14.04  Expenses . . . . . . . . . . . . . . . . .  83
     14.05  Public Announcements . . . . . . . . . . .  83
     14.06  Confidentiality. . . . . . . . . . . . . .  84
     14.07  Waiver, Remedies Cumulative. . . . . . . .  84
     14.08  Amendment. . . . . . . . . . . . . . . . .  85
     14.09  No Third Party Beneficiary . . . . . . . .  85
     14.10  No Assignment; Binding Effect. . . . . . .  85
     14.11  Headings . . . . . . . . . . . . . . . . .  85
     14.12  Consent to Jurisdiction and Service of
          Process. . . . . . . . . . . . . . . . . . .  85
     14.13  Invalid Provisions . . . . . . . . . . . .  86
     14.14  Governing Law. . . . . . . . . . . . . . .  86
     14.15  Use of Know-how. . . . . . . . . . . . . .  86
     14.16  Counterparts . . . . . . . . . . . . . . .  86


                          EXHIBITS

     Exhibit A           Escrow Agreement
     Exhibit B - 1       General Assignment and Bill of
                           Sale
     Exhibit B - 2       Intellectual Property Assignment
     Exhibit C           Assumption Agreement
     Exhibit D           Officer's Certificate of Seller
     Exhibit E           Officer's Certificate of Parent
     Exhibit F           Stockholders' Agreement
     Exhibit G           Transition Services Agreement
     Exhibit H           Distribution Agreement
     Exhibit I           Intellectual Property License
                           Agreement
     Exhibit J           Lease Agreement



                         SCHEDULES

     Schedule A          List of Subsidiaries

           This Stock Purchase Agreement dated as of September 30, 1997 is made and entered into by and among Accton Technology Corporation, a company limited by shares in Taiwan, Republic of China ("Parent"), Global Business Investments (B.V.I.) Corp., a British Virgin Islands corporation and a wholly-owned subsidiary of Parent ("Purchaser"), Standard Microsystems Corporation, a Delaware corporation ("Seller"), the subsidiaries of Seller listed in Schedule A (the "Seller Subsidiaries") and AJJA Inc., a Delaware corporation and a wholly-owned subsidiary of Seller (the "Company"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 13.01.


          WHEREAS, Seller and the Seller Subsidiaries are engaged through Seller's System Products Division (the "Division") in the business of designing, manufacturing, selling, distributing and servicing local area network ("LAN") products worldwide, including without limitation, LAN boards, LAN hubs, LAN switches and LAN software drivers and network management software, and designing and manufacturing LAN chips for use in other LAN products (but not for sale on a stand-alone basis) (the "Business");

          WHEREAS, solely for the purpose of consummating the transactions contemplated hereby on the terms set forth herein, Seller has formed the Company and in exchange for the issuance to Seller of 801 shares of Common Stock (as defined below), Seller and the Seller Subsidiaries shall sell, transfer and assign to the Company certain of the assets of Seller and the Seller Subsidiaries relating to the operation of the Business, and in connection therewith, the Company shall assume certain of the liabilities of Seller relating to the Business all in accordance with the terms set forth in this Agreement;

          WHEREAS, Seller currently owns 199 shares of common stock, par value $.01 per share, of the Company, constituting all issued and outstanding shares of capital stock of the Company (the "Common Stock");

          WHEREAS, Seller desires to sell, and Purchaser desires to purchase, 801 shares of Common Stock, representing 80.1% of the issued and outstanding shares of Common Stock (such shares referred to herein as the "Shares") on the Closing Date on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, Parent, Purchaser and Seller intend that the transfer of the Business to the Company will be a taxable sale of the Business to the Company;

          WHEREAS, simultaneous with the Closing, the parties desire to enter into the Stockholders' Agreement, the Transition Services Agreement, the Distribution Agreement, the Intellectual Property License Agreement and the Lease Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                         ARTICLE I

      TRANSFER OF ASSETS; SALE OF SHARES AND CLOSING

          1.01 Transferred Assets. (a) Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, Seller will, and will cause the Seller Subsidiaries to, transfer, convey, assign and deliver to the Company, immediately prior to the Closing, all of Seller's or the Seller Subsidiaries' right, title and interest in, to and under the following Assets of Seller and the Seller Subsidiaries, except as otherwise provided in Section 1.01(b), as the same shall exist on the Closing Date (collectively with any proceeds and awards referred to in Section 1.08, the "Transferred Assets"):

          (i)  [intentionally omitted]

         (ii) Real Property Leases. (A) The leases and subleases of real property described in Section 1.01(a)(ii)(A) of the Disclosure Schedule as to which Seller or any Seller Subsidiary is the lessor or sublessor and (B) the leases and subleases of real property described in Section 1.01(a)(ii)(B) of the Disclosure Schedule as to which Seller or any Seller Subsidiary is the lessee or sublessee, together with any options to purchase the underlying property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases (the leases and subleases described in subclauses (A) and (B), the "Real Property Leases");

        (iii) Inventory. All inventories of raw materials, work-in-process and finished goods, in each case which are to be sold or included in products to be sold by Seller and any Seller Subsidiary in the conduct of the
     Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights of Seller and the Seller Subsidiaries against suppliers of such inventories (the "Inventory");

         (iv) Accounts Receivable. All trade accounts receivable and all notes, bonds and other evidences of Indebtedness of and rights to receive payments arising out of sales occurring in the conduct of the Business and the Security Agreements related thereto, including any rights of Seller or any Seller Subsidiary with respect to any third party collection procedures or any other Actions which have been commenced in connection therewith (the "Accounts Receivable");

          (v) Tangible Personal Property. All furniture, fixtures, equipment, machinery and other tangible personal property (other than Inventory and Vehicles) listed in Section 1.01(a)(v) of the Disclosure Schedule or not so listed but used or held for use principally in the conduct of the Business at the locations at which the Business is conducted or at customers' premises on consignment, or otherwise used or held for use by Seller and the Seller Subsidiaries principally in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person (the "Tangible Personal Property");

         (vi) Personal Property Leases. (A) The leases or subleases of Tangible Personal Property described in Section 1.01(a)(vi)(A) of the Disclosure
     Schedule as to which Seller or any Seller Subsidiary is the lessor or sublessor and (B) the leases of Tangible Personal Property described in
     Section 1.01(a)(vi)(B) of the Disclosure Schedule as to which Seller or any Seller Subsidiary is the lessee or sublessee, or (C) leases or subleases of Tangible Personal Property not so listed but used or held for use principally in the conduct of the Business, together with any options to purchase the underlying property (the leases and subleases described in subclauses (A) and (B), the "Personal Property Leases");

        (vii) Business Contracts. All Contracts (other than the Real Property Leases, the Personal Property Leases and the Accounts Receivable) to which Seller or any Seller Subsidiary is a party listed in Section 1.01(a)(vii) of the Disclosure Schedule or not so listed but which are utilized principally in the conduct of the Business, including without limitation Contracts relating to suppliers, sales representatives, distributors, purchase orders, OEMs, marketing arrangements and manufacturing arrangements (the "Business Contracts");

       (viii)  Prepaid   Expenses.   All  prepaid  expenses  listed  in  Section
     1.01(a)(viii) of the Disclosure Schedule (the "Prepaid Expenses");

         (ix) Intellectual Property. All Intellectual Property (other than Excluded Intellectual Property), including Seller's goodwill therein) and all rights, privileges, claims, causes of action and options relating or pertaining to the Business or the Transferred Assets, and listed in Section 1.01(a)(ix) of the Disclosure Schedule (the "Acquired Intellectual Property");

          (x) Licenses and Certifications. Those Licenses and Certifications (including applications therefor) listed in Section 1.01(a)(x) of the Disclosure Schedule (the "Business Licenses");

         (xi) Vehicles. Those motor vehicles owned or leased by Seller and the Seller Subsidiaries listed in Section 1.01(a)(xi) of the Disclosure Schedule (the "Vehicles") or not so listed but used or held for use principally in the conduct of the Business;

        (xii) Security Deposits. All security deposits deposited by or on behalf of Seller or any Seller Subsidiary as lessee or sublessee under the Real Property Leases (the "Tenant Security Deposits");

       (xiii) Books and Records. The Books and Records listed in Section 1.01(a)(xiii) of the Disclosure
     Schedule (the "Business Records");

        (xiv) Tradename and Logo. All of Seller's right, title and interest in, to and under Seller's tradename and logo, listed in Section 1.01(a)(xiv) of the Disclosure Schedule, including without limitation "SMC" and "Connect With Us"; and

         (xv) Other Transferred Assets. All products under research and development, demonstration equipment, office and other supplies, parts, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the Business is conducted, or located at customers' premises on consignment, and all other Assets of Seller and the Seller Subsidiaries used or held for use principally in connection with the Business except as otherwise provided in
     Section 1.01(b) (the "Other Transferred Assets").

          To the extent any of the Business Records are items susceptible to duplication and are either (x) used in connection with any of Seller's businesses other than the Business or (y) are required by Law to be retained by Seller, Seller may deliver photostatic copies or other reproductions from which, in the case of Business Records referred to in clause (x), information solely concerning Seller's businesses other than the Business has been deleted.

          (b) Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following Assets of Seller and the Seller Subsidiaries (the "Excluded Assets") shall be excluded from and shall not constitute Transferred
Assets:

          (i) Cash. Cash (including checks received prior to the close of business on September 30, 1997, whether or not deposited or cleared prior to the close of business on September 30, 1997), commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents;

        (ii) Insurance. Subject to Section 1.08, all life insurance policies of officers and other employees of Seller and all other insurance policies relating to the operation of the Business;

        (iii)  Employee Benefit Plans.  Except as
     expressly provided in Article IX, all assets owned or held by any Benefit Plans;

         (iv) Tax Refunds. All refunds or credits, if any, of Taxes due to or from Seller or any Seller
     Subsidiary;

         (v) Excluded Contracts. The rights of Seller and the Seller Subsidiaries in, to and under all Contracts of any nature, the obligations of Seller and the Seller Subsidiaries under which expressly are not assumed by Purchaser pursuant to Section 1.02(b), including, without limitation, those contracts (the "Excluded Contracts") listed in Section 1.01(b)(v) of the Disclosure Schedule;

        (vi) Excluded Intellectual Property. All of the Intellectual Property used in the Business except for the Acquired Intellectual Property, subject to the Intellectual Property License Agreement, and including without limitation the Intellectual Property listed in Section 1.01(b)(vi) of the Disclosure Schedule (the "Excluded Intellectual Property");

        (vii)  [Intentionally omitted]; and

       (viii) Seller's and the Seller Subsidiaries' rights under this Agreement and the Operative Agreements.

          (c) Common Ownership Interests. Immediately prior to the Closing, Seller will transfer and assign to the Company and the Company will accept, a common ownership interest in the chip designs and software drivers listed in
Section 1.01(c) of the Disclosure Schedule (the "Common Intellectual Property") pursuant to an instrument in a form to be mutually agreed by Parent and Seller prior to the Closing. In addition, Seller will transfer to Company a common ownership interest in the SAP-related software listed in Schedule 1 of, and in accordance with, the Transition Services Agreement. Subject to existing nonexclusive licenses granted by Seller, Seller and the Company will each have free right to use, transfer, license, and disclose the Common Intellectual Property, as if such person were the sole owner thereof, without any obligation to account to the other person in any circumstances (subject to Section 4.11 hereof). In addition, the Company and Seller shall each authorize third parties possessing the Company's or Seller's tooling to use such tooling to manufacture for the other of the Company or Seller, as the case may be, of products that are the subject of the Common Intellectual Property. The common ownership interests referred to in this Section 1.01(c) and transferred to the Company shall be deemed "Transferred Assets" for purposes of this Agreement.

          1.02 Liabilities. (a) Assumed Liabilities. In connection with the transfer, conveyance, assignment and delivery of the Transferred Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, immediately prior to the Closing, the Company will assume and agree to pay, perform and discharge when due the following obligations of Seller arising solely in connection with the operation of the Business, as the same shall exist on the Closing Date (the "Assumed Liabilities"), and no others:

          (i) Real Property Lease Obligations. All obligations of Seller under the Real Property Leases arising and to be performed on or after September 30, 1997, and excluding any such obligations arising or to be performed prior to September 30, 1997;

         (ii) Accounts Payable. All obligations of Seller with respect to accounts payable reflected or reserved against in the statement of net assets of the Division as of August 31, 1997 (the "Net Assets Statement") or those arising in the ordinary course of business since August 31, 1997 (the "Accounts Payable");

        (iii) Personal Property Lease Obligations. All obligations of Seller under the Personal Property Leases arising and to be performed on or after September 30, 1997, and excluding any such obligations arising or to be performed prior to September 30, 1997;

         (iv) Obligations under Contracts and Licenses. All obligations of Seller under the Business Contracts and Business Licenses arising and to be performed on or after September 30, 1997, and excluding any such obligations arising or to be performed prior to September 30, 1997;

          (v) Accrued Expenses. All obligations of Seller with respect to accrued expenses reflected or reserved against in the Net Assets Statement or those incurred in the ordinary course of business since August 31, 1997, except that Seller shall pay all wages and related payroll taxes and other payroll charges through September 30, 1997 (the "Accrued Expenses");

         (vi) Warranty Obligations. All obligations of Seller for replacement or repair of, or refund for, damaged, defective or returned goods; and

       (vii) Security Deposits. All obligations of Seller with respect to any security deposit held by Seller as lessor or sublessor under the Real Property Leases (the "Landlord Security Deposits").

          (b) Retained Liabilities. Except for the Assumed Liabilities, the Company shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any Liabilities of Seller or any Seller Subsidiary (including, without limitation, Taxes and all
Liabilities related to the Business) of any kind, character or description whatsoever (the "Retained Liabilities"). Seller shall discharge in a timely manner or shall make adequate provision for all of the Retained Liabilities, provided that Seller shall have the ability to contest any such claim of liability asserted in respect thereof by any Person. Subject to the foregoing, the Retained Liabilities shall include, without limitation, the following:

          (i) Benefit Plans. All Liabilities in respect of the Benefit Plans and other obligations to, or in respect of, Employees other than accrued vacation pay of one week or less per Employee (which will be assumed by the Company);

         (ii)  Accrued  Expenses.  All  obligations  of  Seller  or  any  Seller
     Subsidiary with respect to accrued expenses not reflected or reserved against in the Net Assets Statement and not incurred in the ordinary course of business since August 31, 1997;

        (iii) Product Liabilities; Warranties. Subject to Section 1.02(a)(vi), all Liabilities arising out of claims of third parties for express warranties not disclosed pursuant to Section 2.22 or for damage or injury suffered as the result of products manufactured or sold by Seller and the Seller Subsidiaries prior to September 30, 1997;

         (iv) Certain Actions. All Liabilities arising at any time out of Actions pending on September 30, 1997 to which Seller or any Seller Subsidiary is a party and relating to the conduct of the Business or operation of any of the Transferred Assets prior to September 30, 1997, including without limitation those disclosed in Section 2.10 of the Disclosure Schedule;

          (v) Environmental Liabilities. All Liabilities relating to all environmental matters, including without limitation, Environmental Claims, Releases of Hazardous Materials and transportation of Hazardous Materials in connection with the operation of the Business or the Transferred Assets (regardless of whether any such Liability arises out of matters disclosed by Seller in the Disclosure Schedule);

         (vi) Taxes. All Liabilities for unpaid Taxes of any Person incurred prior to September 30, 1997 relating to the Transferred Assets or the Business; and

         (vii) Accounts Payable. All obligations of Seller and the Seller Subsidiaries with respect to accounts payable not reflected or reserved against in the Net Assets Statement and not incurred in the ordinary course of business since August 31, 1997.

          1.03 Purchase and Sale. Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of the right, title and interest of Seller in and to the Shares at the Closing on the terms and subject to the conditions set forth in this Agreement.

          1.04 Purchase Price; Allocation; Adjustment. (a) Purchase Price. The aggregate purchase price for the Shares and for the covenant of Seller contained in Section 4.11 is US$42,159,000 (the "Purchase Price"), subject to adjustment as provided in paragraph (c) below, payable at the Closing in the manner provided in Section 1.05.

          (b) Allocation of Purchase Price. As soon as practicable following the Closing, the Purchase Price (and all other capitalized costs) will be allocated among the Transferred Assets and the covenant of Seller contained in Section
4.11 in accordance with an Allocation Schedule to be agreed upon by Parent and Seller. Each party hereto agrees (i) that such allocation shall be in conformity with the requirements of Section 1060 of the Code and the regulations thereunder, (ii) to complete jointly and to file separately Form 8594 with their Federal income Tax Returns consistent with such allocation for the tax year in which the Closing Date occurs and (iii) that no party will take a position on any income, transfer or gains Tax Return, before any Governmental Authority charged with the collection of any such Tax or in any judicial proceeding, that is in any manner inconsistent with the terms of any such allocation without the consent of the other party.

          (c)  Adjustment of Purchase Price.

          (i) Prior to the Closing Date, Seller shall deliver to Parent a statement, certified by the President or Chief Financial Officer of Seller (the "Estimated Statement"), setting forth in reasonable detail Seller's estimate of the Net Asset Value as of September 30, 1997. The Estimated Statement shall be prepared in accordance with GAAP applied in a manner consistent with the balance sheet contained in the Net Assets Statement. The Purchase Price payable at Closing in accordance with Section 1.05 shall be adjusted upward or downward, as the case may be, by 80.1% of the amount by which the Net Asset Value set forth on the Estimated Statement shall be greater or less than US$40,000,000.

         (ii) Within ninety (90) days following the Closing Date, Seller shall deliver to Parent a statement, audited by Arthur Andersen LLP, setting forth in reasonable detail the Net Asset Value as of September 30, 1997 (the "Closing Statement"), which statement shall be prepared in accordance with GAAP applied in a manner consistent with the balance sheet contained in the Net Assets Statement. Parent and its Representatives (including without limitation a firm of independent public accountants selected by Parent ("Parent's Accountants")) shall be afforded the opportunity to participate in and observe the preparation of the Closing Statement; and, following the delivery of the Closing Statement to Parent, Parent and its Representatives shall have full access at all reasonable times to all of the financial records of Seller, and all workpapers of Arthur Andersen LLP, for the purpose of reviewing and examining the Closing Statement and the audit thereof. Unless Parent provides specific written notice to Seller of an objection to the Closing Statement before the close of business on the thirtieth (30th) Business Day after Parent's receipt thereof, the Closing Statement shall then become binding upon Parent, and shall be the "Final Closing Statement," and such Business Day shall be the "Final Closing Statement Date". If Parent, by written notice to Seller before the close of business on such Business Day, objects to the Closing Statement, then those aspects as to which the objection was made shall not become binding, Parent and Seller shall discuss such objection and, if they reach written agreement amending the Closing Statement, then the Closing Statement, as amended by such written agreement, shall then become binding upon Parent and Seller, and shall be the "Final Closing Statement," and the date of such written agreement shall be the "Final Closing Statement Date". If Parent and Seller do not reach such written agreement within thirty (30) days after Parent gives such notice of objection, then those aspects as to which such objection was made shall be submitted to a mutually agreed firm of certified public accountants (whose fees shall be paid equally by Parent and Seller) who shall resolve the dispute and submit a written statement of such resolution, which statement, when delivered to Parent and to Seller, shall then become binding upon Parent and Seller, and shall, together with those aspects of the Closing Statement as to which no objection was made, be the "Final Closing Statement". The second Business Day after the date of which such statement is delivered to Parent and to Seller shall be the "Final Closing Statement Date".

        (iii) To the extent the Net Asset Value set forth on the Closing Statement is less than the Net Asset Value set forth on the Estimated Statement, Seller shall, within five (5) Business Days of the Final Closing Statement Date, pay 80.1% of such amount to Parent in US dollars by wire transfer of immediately available funds. To the extent the Net Asset Value set forth on the Closing Statement is greater than the Net Asset Value set forth on the Estimated Statement, Parent shall, within five (5) Business Days of the Final Closing Statement Date, pay 80.1% of such amount to Seller in US dollars by wire transfer of immediately available funds.

         (iv) The fees and expenses incurred in connection with the audit of the Closing Statement by Arthur Andersen LLP shall be shared equally by Seller and Parent.

          1.05 Closing; Escrow. The Closing will take place at the offices of Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, New York 10005, or at such other place as Parent and Seller mutually agree, at 10:00 A.M. local time, on the Closing Date. Immediately prior to the Closing, Seller and the Seller Subsidiaries will assign and transfer to the Company all of their right, title and interest in and to the Transferred Assets (free and clear of all Liens, other than Permitted Liens) by delivery of (i) a General Assignment and Bill of Sale substantially in the form of Exhibit B-1 hereto (the "General Assignment"), duly executed by Seller and the Seller Subsidiaries, (ii) an assignment of the Acquired Intellectual Property substantially in the form of Exhibit B-2 hereto (the "Intellectual Property Assignment") and (iii) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Parent's counsel, as shall be effective to vest in the Company good title to the Transferred Assets (the General Assignment, the Intellectual Property Assignment and the other instruments referred to in clause (iii) being collectively referred to herein as the "Assignment Instruments"), and (b) the Company will assume from Seller the due payment, performance and discharge of the Assumed Liabilities by delivery of (i) an Assumption Agreement substantially in the form of Exhibit C hereto (the "Assumption Agreement"), duly executed by the Company, and (ii) such other good and sufficient instruments of assumption, in form and substance reasonably acceptable to Seller's counsel, as shall be effective to cause the Company to assume the Assumed Liabilities as and to the extent provided in Section 1.02(a) (the Assumption Agreement and such other instruments referred to in clause (ii) being collectively referred to herein as the "Assumption Instruments"). Simultaneously, the Company will issue 801 shares of Common Stock to Seller. At the Closing and immediately following the transfer to the Company of the Transferred Assets, Parent will cause Purchaser to pay the Purchase Price by (i) wire transfer of immediately available funds in the amount of ninety-five percent (95%) of the Purchase Price (adjusted in accordance with Section 1.03(c)) to such account as Seller may reasonably direct by written notice delivered to Parent by Seller at least three (3) Business Days before the Closing Date and (ii) wire transfer of immediately available funds in the amount of five percent (5%) of the Purchase Price (as so adjusted) to a commercial bank or trust company selected by Parent before the Closing Date and reasonably acceptable to Seller, as escrow agent (the "Escrow Agent"), under an escrow agreement to be entered into on or prior to the Closing Date by Seller, Parent and the Escrow Agent, substantially in the form of Exhibit A hereto (the "Escrow Agreement"). Simultaneously, Seller will assign and transfer to Purchaser all of Seller's right, title and interest in and to the Shares by delivering to Purchaser a certificate or certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached. At the Closing, there shall also be delivered the certificates and other contracts, documents and instruments required to be delivered under Articles VI and VII.

          1.06 Further Assurances; Post-Closing Cooperation. (a) At any time or from time to time after the Closing, at Parent's or Purchaser's request and without further consideration, Seller shall, and shall cause the Seller
Subsidiaries to, execute and deliver to Parent or Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser or Parent may reasonably deem necessary or desirable in order more effectively to vest title to the Shares in Purchaser and to transfer, convey and assign to the Company, and to confirm the Company's title to, all of the Transferred Assets, and, to the full extent permitted by Law, to put the Company in actual possession and operating control of the Business and the Transferred Assets and to assist the Company and Purchaser in exercising all rights with respect thereto, and otherwise to cause Seller and the Seller Subsidiaries to fulfill their obligations under this Agreement and the Operative Agreements. Seller will provide access to copies of Books and Records not transferred at Closing, as requested by Purchaser, after expiration of the Transition Services Agreement.

          (b) Effective on the Closing Date, Seller hereby constitutes and appoints the Company the true and lawful attorney of Seller, with full power of substitution, in the name of Seller or the Company, but on behalf of and for the benefit of the Company: (i) to demand and receive from time to time any and all the Transferred Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; (ii) to institute, prosecute, compromise and settle any and all Actions that Parent may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Transferred Assets; (iii) to defend or compromise any or all Actions in respect of any of the Transferred Assets; and (iv) to do all such acts and things in relation to the matters set forth in the preceding clauses (i) through
(iii) as Parent shall deem desirable. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason. Seller shall deliver to the Company at Closing an acknowledged power of attorney to the foregoing effect executed by Seller. The Company shall indemnify and hold harmless Seller from any and all Losses caused by or arising out of any breach of Law by the Company in its exercise of such power of attorney.

          (c) Following the Closing, (i) Seller will afford Purchaser and Parent, their counsel and their accountants, and (ii) the Company will afford Seller, its counsel and accountants, during normal business hours, reasonable access to their respective employees and the books, records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental Authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement or any of the Operative Agreements or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other parties and no other party shall have agreed in writing to take possession thereof during the ten
(10) day period after such offer is made.

          (d) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business not referred to in paragraph (c) above, and such information, documents or records are in the possession or control of another party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Seller in accordance with this paragraph shall be held confidential by Seller in accordance with Section 14.06.

          (e) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with paragraphs (c) or (d) of this Section shall be subject to applicable rules relating to discovery.

          1.07 Third-Party Consents. To the extent that any Real Property Lease, Personal Property Lease, Business Contract, Business License or Acquired Intellectual Property is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof or a default thereunder. Parent, Purchaser, the Company, Seller (and Seller will cause the Seller Subsidiaries to) shall each use their commercially reasonable best efforts (but without paying money) to obtain the consent of such other party to the assignment of any such Real Property Lease, Personal Property Lease, Business Contract, Business License or Acquired Intellectual Property to the Company in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, Seller shall cooperate with Parent, Purchaser and the Company in any reasonable arrangement designed to provide for the Company the benefits intended to be assigned to the Company under the relevant Real Property Lease, Personal Property Lease, Business Contract, Business License or Acquired Intellectual Property, including enforcement at the cost and for the account of the Company of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, neither the Company, Purchaser nor Parent shall have any obligation pursuant to Section 1.02 or otherwise with respect to any such Real Property Lease, Personal Property Lease, Business Contract, Business License or Acquired Intellectual Property.

          1.08  Insurance  Proceeds.  If  any  of  the  Transferred  Assets  are
destroyed or damaged or taken in condemnation prior to the Closing, the insurance proceeds or condemnation award with respect thereto shall be an Asset. At the Closing, Seller shall pay or credit to Purchaser any such insurance proceeds or condemnation awards received by Seller or any of Seller's
Subsidiaries or Affiliates on or prior to the Closing and shall assign to or assert for the benefit of the Company all of the rights of Seller or any of
Seller's Subsidiaries or Affiliates against any insurance companies, Governmental Authorities and others with respect to such damage, destruction or condemnation. As and to the extent that there is available insurance under policies maintained by Seller, Seller's Subsidiaries and Affiliates, predecessors and successors in respect of any Assumed Liability, except for any such insurance proceeds to the extent that the insured is directly or indirectly self-insured or has agreed to indemnify the insurer, Seller shall cause such insurance to be applied toward the payment of such Assumed Liability or shall pay or assign such proceeds to Purchaser. The provisions of this Section 1.08 shall not affect the right of Parent and Purchaser not to consummate the transactions contemplated by this Agreement if the condition to their obligations hereunder contained in Section 6.01 have not been fulfilled.


                        ARTICLE II

         REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller hereby represents and warrants to Purchaser and Parent as follows:

          2.01 Organization. Each of Seller and the Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has full corporate power and authority to conduct the Business as and to the extent now conducted and to own, use and lease the Transferred Assets. Each Seller Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and has full corporate power and authority to conduct the Business as and to the extent now conducted and to own, use and lease the Transferred Assets.

          2.02 Authority. Each of Seller, the Seller Subsidiaries and the Company has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation, with respect to Seller and the Seller Subsidiaries, to sell and transfer (pursuant to this Agreement) the Transferred Assets, and with respect to the Seller to own, hold, sell and transfer (pursuant to this Agreement) the Shares. The execution and delivery by each of Seller, the Seller Subsidiaries and the Company of this Agreement and the Operative Agreements to which it is a party, and the performance by Seller, the Seller Subsidiaries and the Company of their respective obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Seller, the Seller Subsidiaries and the Company, no other corporate action on the part of Seller, the Seller Subsidiaries, the Company or their respective stockholder(s) being necessary. This Agreement has been duly and validly executed and delivered by Seller, the Seller Subsidiaries and the Company and constitutes, and upon the execution and delivery by Seller, the Seller Subsidiaries and the Company of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Seller, the Seller Subsidiaries and the Company enforceable against them in accordance with their terms.

          2.03 No Conflicts. The execution and delivery by Seller, the Seller Subsidiaries and the Company of this Agreement do not, and the execution and delivery by Seller, the Seller Subsidiaries and the Company of the Operative Agreements to which it is a party, the performance by Seller, the Seller
Subsidiaries and the Company of their respective obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter documents) of Seller, the Seller Subsidiaries or the Company;

          (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.04 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller, the Seller Subsidiaries, the Company or any of their respective Assets; or

          (c) except as disclosed in Section  2.03 of the  Disclosure  Schedule,
(i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller or any Seller Subsidiary to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Seller, any Seller Subsidiary, the Company or any of their respective Assets under, any Contract or License to which Seller, any Seller Subsidiary or the Company is a party or by which any of their respective Assets is bound.

          2.04 Governmental Approvals and Filings. Except for the consent required under the HSR Act and except as disclosed in Section 2.04 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental Authority on the part of Seller, any Seller Subsidiary or the Company is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

          2.05 Organization of the Company; Capital Stock. (a) The Company is a corporation duly organized by Seller on September 22, 1997 and has not engaged in any business activities since such time other than in connection with entering into this Agreement and the Operative Agreements to which it is a party. The Company is validly existing and in good standing under the Laws of the State of Delaware, and has full corporate power and authority to own, use and lease the Transferred Assets.

          (b) The authorized capital stock of the Company consists solely of 1500 shares of Common Stock, all of which are duly authorized, and 199 of which are validly issued, outstanding, fully paid and nonassessable. Seller owns all 199 shares of Common Stock, beneficially and of record, free and clear of all Liens. There are no outstanding Options with respect to the Company. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in Section 1.05 will transfer to Purchaser good and valid title to the Shares free and clear of all Liens.

          2.06 Financial Statements. Prior to the execution of this Agreement, Seller has delivered to Parent true and complete copies of the following financial statements:

          (a) the audited balance sheets of Seller as of February 28, 1997, 1996 and 1995, and the related audited statements of operations and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by Arthur Andersen LLP, and all letters from such accountants with respect to the results of such audits; and

          (b) the Net Assets Statement, and the related unaudited statement of operations of the Business for the portion of the fiscal year then ended.

Except as set forth in the notes thereto and as disclosed in Section 2.06 of the Disclosure Schedule, all such financial statements (i) were prepared in accordance with GAAP, (ii) fairly present the financial condition and results of operations of the Business as of the respective dates thereof and for the respective periods covered thereby, and (iii) were compiled from Business Records regularly maintained by management and used to prepare the financial statements of Seller in accordance with the principles stated therein. Seller has maintained the Business Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP.

          2.07 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the date of this Agreement, since August 31, 1997, there has not been any material adverse change, or any event or development which, individually or together with other such events and developments, could reasonably be expected to result in a material adverse change, in the Condition of the Business. Parent and Purchaser acknowledge that the Business has incurred significant losses during Seller's past several fiscal periods and that the continuation of such losses at a rate consistent with the losses during such past several fiscal periods shall not constitute a material adverse change in the Condition of the Business for any purpose of this Agreement. Without limiting the foregoing, except as disclosed in Section 2.07 of the Disclosure Schedule, there has not occurred, between August 31, 1997 and the date hereof, any of the following:

       (i) (x) any increase in the salary, wages or other compensation of any Employee, salesperson, distributor or agent of the Business whose annual salary is, or after giving effect to such change would be, US$75,000 or more; (y) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees except for Amendment Number 1 to the Severance Plan, Plan Number 506; or (z) any adoption, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related Contract or collective bargaining agreement;

      (ii) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of Seller and the Seller Subsidiaries used or held for use in the conduct of the Business in an aggregate amount exceeding US$350,000;

     (iii) any material change in (A) any pricing, advertising, Merchandising Program, warranty, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of the Business or (B) any method of calculating any bad debt, contingency or other reserve of the Business for accounting, financial reporting or Tax purposes;

      (iv) (A) any acquisition or disposition of any Assets used or held for use in the conduct of the Business, other than (I) acquisitions and dispositions of Inventory in the ordinary course of business consistent with past practice and (II) other acquisitions or dispositions not exceeding US$100,000 in the aggregate; or (B) any creation or incurrence of a Lien, other than a Permitted Lien, on any Assets used or held in the conduct of the Business;

       (v) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving of any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.16(a) or (B) any License disclosed in
     Section 1.01(a)(x) of the Disclosure Schedule;

      (vi) capital expenditures or commitments for additions to property, plant or equipment used or held for use in the conduct of the Business constituting capital assets in an aggregate amount exceeding US$100,000;

     (vii) any transaction with any officer, director, consultant, employee or Affiliate of Seller or any Seller Subsidiary (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis;

    (viii) any material change in Seller's or Seller's Subsidiaries' relations with its Employees, agents, customers (including, without limitation, distributors or OEMs), resellers, suppliers, licensors or licensees in connection with the Business;

      (ix) any transfer, or grant to any Person other than Purchaser, or any expiration, of any rights under any United States or foreign license, trade secret, mask work right, copyright, trademark, service mark or trade name or similar right material to the Business, or any modification of any existing rights with respect thereto;

         (x) any disclosure to any Person other than Parent or Purchaser or their Representatives or such of Seller's Employees who need to know such information in order to perform their duties, any other information constituting a trade secret directly and uniquely relating to the Business or the Transferred Assets not theretofore a matter of public knowledge;

      (xi) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of any such capital stock of or any Option with respect to the Company;

     (xii) any authorization, issuance, sale or other disposition by the Company of any shares of capital stock of or Option with respect to the Company, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to the Company;

    (xiii)     any commencement by the Company of any
     line of business;

     (xiv) any entering into of a Contract to do or engage in any of the foregoing; or

      (xv) any other material transaction involving or development affecting the Business or the Transferred Assets outside the ordinary course of business consistent with past practice.

          2.08 No Undisclosed Liabilities. Except as reflected or reserved against in the Net Assets Statement or in the notes thereto or as disclosed in
Section 2.08 of the Disclosure Schedule or any other Section of the Disclosure Schedule, there are no Liabilities against, relating to or affecting the Business or any of the Transferred Assets, other than Liabilities (i) incurred since August 31, 1997 in the ordinary course of business consistent with past practice or (ii) which, individually or in the aggregate, are not material to the Condition of the Business.

          2.09  Taxes.

          (a) There are no Liens for Taxes (other than Permitted Liens) upon any of the Transferred Assets and, to the Knowledge of Seller, no event has occurred which with the passage of time or the giving of notice, or both, could reasonably be expected to result in a Lien (other than a Permitted Lien) for Taxes on any of the Transferred Assets.

          2.10 Legal Proceedings. Except as disclosed in Section 2.10 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

          (a) there are no Actions pending or, to the Knowledge of Seller, threatened against, relating to or affecting Seller or any Seller Subsidiary with respect to the Business or any of its Assets or the Company which (i) could reasonably be expected to result in (A) the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or (B) a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Parent or Purchaser, or (ii) if determined adversely to Seller or any Seller Subsidiary, could reasonably be expected to result in (A) any injunction or other equitable relief that would interfere in any material respect with the Business or (B) Losses, individually or in the aggregate with Losses in respect of other such Actions, exceeding US$100,000 or (iii) relate to any Transferred Assets alleged to have been manufactured or sold by Seller or any Seller Subsidiary and to have been defective, improperly designed or manufactured, or to have breached any warranty;

          (b) there are no facts or circumstances Known to Seller that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

          (c) there are no Orders outstanding against Seller or any Seller Subsidiary with respect to the Business.

Prior to the execution of this Agreement, Seller has delivered to Parent all responses of counsel to auditors' requests for information delivered in connection with Seller's most recently prepared audited financial statements (together with any updates provided by such counsel) regarding Actions pending or threatened against, relating to or affecting the Business.

          2.11 Compliance With Laws, Orders and Industry Standards. Except as disclosed in Section 2.11 of the Disclosure Schedule, neither Seller nor any Seller Subsidiary is, nor has it at any time within the last five (5) years been, nor has it received any notice that it is or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Business or the Transferred Assets. All manufacturing standards, testing procedures and product specifications applied in, used in, or disclosed to customers of the Business comply in all material respects with all applicable Laws and Orders.

          2.12  Benefit Plans; ERISA.

          (a) Section 2.12(a) of the Disclosure Schedule (i) contains a true and complete list and description of each of the Benefit Plans, (ii) identifies each of the Benefit Plans that is a Qualified Plan, (iii) identifies each Benefit Plan which at any time during the five-year period preceding the date of this Agreement was a Defined Benefit Plan and (iv) lists, describes and identifies each other Plan maintained, established, sponsored or contributed to by an ERISA Affiliate, or any predecessor thereof, which, during the five-year period preceding the date of this Agreement, was at any time a Defined Benefit Plan. Seller has not scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to Employees or requested or demanded by Employees under circumstances which make it reasonable to expect that such increases will be granted. Except as disclosed in Section 2.12(a) of the Disclosure Schedule, no loan is outstanding between Seller and any Employee.

          (b) Except as set forth in Section 2.12(b) of the Disclosure Schedule, Seller does not maintain nor is it obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified
Plan) which provides benefits to retired or other terminated Employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation of 1985, as amended.

          (c) Except as set forth in Section 2.12(c) of the Disclosure Schedule, each Benefit Plan covers only Employees (or former Employees or beneficiaries with respect to service with Seller in connection with the Business), so that the transactions contemplated by this Agreement will require no spin-off of assets and liabilities or other division or transfer of rights with respect to any such plan other than the spinoff of Section 401(k) assets and Section 125 assets, as addressed in Section 9.01.

          (d) Neither Seller, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to, on behalf of any Employee, any "multiemployer plan", as that term is defined in
Section 4001 of ERISA.

          (e) Each of the Benefit Plans is, and its administration is and has been since inception, is in all material respects in compliance with, and Seller has not received any claim or notice that any such Benefit Plan is not in compliance with, all applicable Laws and Orders and prohibited transactions exemptions, including the requirements of ERISA, the Code, the Age Discrimination in Employment Act, the Equal Pay Act and Title VII of the Civil Rights Act of 1964. Each Qualified Plan is qualified under Section 401(a) of the Code, and, if applicable, complies with the requirements of Section 401(k) of the Code. Each Benefit Plan which is intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other Tax benefits complies with the requirements of the applicable provisions of the Code or other Laws required in order to provide such Tax benefits.

          (f) Seller is not in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. All contributions and other payments required to be made by Seller to any Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in Financial Statements in accordance with GAAP. There are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

          (g) No event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which Seller, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under
Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or Section 4975 of the Code.

          (h) No transaction contemplated by this Agreement will result in liability to the PBGC under Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise, with respect to the Purchaser, Parent or any corporation or organization controlled by or under common control with Purchaser or Parent within the meaning of Section 4001 of ERISA, and no event or condition exists or has existed which could reasonably be expected to result in any such liability with respect to Purchaser, Parent or any such corporation or organization. No "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any Defined Benefit Plans. No termination re-establishment or spin-off re-establishment transaction has occurred with respect to any Subject Defined Benefit Plan. No Subject Defined Benefit Plan has incurred any accumulated funding deficiency whether or not waived. No filing has been made and no proceeding has been commenced for the complete or partial termination of, or withdrawal from, any Benefit Plan which is a Pension Benefit Plan.

          (i) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested, funded or payable by reason of any transaction contemplated under this Agreement, except for (x) Seller's employees stock option plans and (y) the Severance Benefits under Amendment Number 1 to the Severance Plan, Plan Number 506. Seller shall be fully responsible for the Benefit Plans described in clauses (x) and (y).

          (j) To the Knowledge of Seller, there are no material pending or threatened claims by or on behalf of any Benefit Plan, by any Person covered thereby, or otherwise, which allege violations of Law which could reasonably be expected to result in liability on the part of Purchaser, Parent or any fiduciary of any such Benefit Plan, nor is there any basis for such a claim.

          (k) No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan other than common stock of Seller in Seller's 401(k) Plan.

          (l) The fair market value of the assets of each Subject Defined Benefit Plan, as determined as of the last day of the plan year of such plan which coincides with or first precedes the date of this Agreement, was not less than the present value of the projected benefit obligations under such plan at such date as established on the basis of the actuarial assumptions applicable under such Subject Defined Benefit Plan at said date and, to the Knowledge of Seller, there have been no material changes in such values since said date.

          (m) Complete and correct copies of the following documents have been furnished to Parent prior to the execution of this Agreement:

          (i) the Benefit Plans and any predecessor plans referred to therein, any related trust agreements, and service provider agreements, insurance contracts or agreements with investment managers, including without limitation, all amendments thereto;

         (ii) current summary Plan descriptions of each Benefit Plan subject to ERISA, and any similar descriptions of all other Benefit Plans;

        (iii) the most recent Form 5500 and Schedules thereto for each Benefit Plan subject to ERISA reporting requirements;

         (iv) the most recent determination of the IRS with respect to the qualified status of each Qualified Plan;

          (v) the most recent accountings with respect to any Benefit Plan funded through a trust;

         (vi) the most recent actuarial report of the qualified actuary of any Subject Defined Benefit Plan or any other Benefit Plan with respect to which actuarial valuations are conducted; and

        (vii) all qualified domestic relations orders or other orders governing payments from any Benefit Plan.

          2.13 Real Property. (a) Section 1.01(a)(ii) of the Disclosure Schedule contains a true and correct list of each parcel of real property leased by Seller and the Seller Subsidiaries (as lessor or lessee) and used or held for use in connection with the Business.

          (b) Seller and the Seller Subsidiaries are in possession of the real property that is subject to the Lease Agreement (the "Real Property"). Seller and the Seller Subsidiaries have adequate rights of ingress and egress with respect to the Real Property and all buildings, structures, facilities, fixtures and other improvements thereon or thereto (the "Improvements"). None of the Real Property or the Improvements, or the use thereof, contravenes or violates any building, zoning, administrative, occupational safety and health or other applicable Law in any material respect (whether or not permitted on the basis of prior nonconforming use, waiver or variance).

          (c) Seller and the Seller Subsidiaries have a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties subject to the Real Property Leases described in Section 1.01(a)(ii)(B) of the Disclosure Schedule for the full term thereof. Each Real Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of Seller and the Seller Subsidiaries and of each other Person that is a party thereto, and except as set forth in Section 2.13(c) of the Disclosure Schedule, there is no, nor has Seller received any notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither Seller nor any Seller Subsidiary owes any brokerage commissions with respect to any such leased space.

          (d) Except as disclosed in Section 2.13(d) of the Disclosure Schedule, no tenant or other party in possession of any of the real properties subject to the Real Property Leases described in Section 1.01(a)(ii)(A) of the Disclosure Schedule has any right to purchase, or holds any right of first refusal to purchase, such properties.

          (e) Except as disclosed in Section 2.13(e) of the Disclosure Schedule, the Improvements are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of Seller, there are no condemnation or appropriation proceedings pending or threatened against any of the Real Property or the Improvements.

          2.14 Tangible Personal Property; Investment Assets. (a) Seller and the Seller Subsidiaries are in possession of and have good title to, or have valid leasehold interests in or valid rights under Contract to use, all the Tangible Personal Property, which includes all tangible personal property (other than Inventory and Vehicles) reflected on the Net Assets Statement and all tangible personal property (other than Inventory and Vehicles) acquired since August 31, 1997 other than tangible personal property disposed of since such date in the ordinary course of business consistent with past practice. All the Tangible Personal Property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.14(a) of the Disclosure Schedule, and is in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

          (b) Section 2.14(b) of the Disclosure Schedule describes each Investment Asset included among the Transferred Assets on the date hereof. Except as disclosed in Section 2.14(b) of the Disclosure Schedule, all such Investment Assets are owned by Seller free and clear of all Liens other than Permitted Liens.

          2.15 Intellectual Property Rights. To Seller's Knowledge, neither Seller nor any Seller Subsidiary uses any Intellectual Property in connection with the Business other than the Intellectual Property disclosed in Section 2.15(a) of the Disclosure Schedule, and no other Intellectual Property is necessary in the conduct of the Business. Seller or the Seller Subsidiaries either own all right, title and interest in and use, or have valid and binding rights under Contract to use all of the Intellectual Property disclosed in
Section 2.15(a) of the Disclosure Schedule, except as disclosed in Section 2.16(b) of the Disclosure Schedule with respect to Intellectual Property licensed under Contracts. Except as disclosed in Section 2.15(b) of the Disclosure Schedule, (i) Seller and the Seller Subsidiaries have the exclusive right to use the Intellectual Property disclosed in Section 2.15(a) of the Disclosure Schedule, (ii) all registrations with and applications to Governmental Authorities in respect of such Intellectual Property (except for patents being licensed to the Company) are valid and in full force and effect and, as of the date hereof, are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by Seller and the Seller Subsidiaries to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by Seller and the Seller Subsidiaries in respect of such Intellectual Property, or on the licensing or sublicensing by Seller and the Seller Subsidiaries of any such Intellectual Property, (iv) Seller and the
Seller Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets in respect of the Business, (v) Seller and the Seller Subsidiaries are not, nor have they received any notice that they are, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and (vi) to the Knowledge of Seller, no such Intellectual Property is being violated or infringed upon by any other Person. When duly executed and delivered by Seller (and, in the case of the Intellectual Property License Agreement, by the Company), (x) the Intellectual Property Assignment will effectively convey to the Company all of Seller and the Seller Subsidiaries's right, title and interest in the Acquired Intellectual Property and (y) except as disclosed in Section 2.15(c) of the Disclosure Schedule, the Intellectual Property License Agreement will effectively grant to the Company a non-exclusive, royalty-free, worldwide license to use all of the patents described in Section 2.15(a) of the Disclosure Schedule (other than the Acquired Intellectual Property), on the terms and subject to the conditions of the Intellectual Property License Agreement. Except as disclosed in Section 2.15(d) of the Disclosure Schedule, neither Seller nor any Seller Subsidiary has received written notice claiming that Seller or any of the Seller Subsidiaries is infringing any Intellectual Property of any other Person in connection with the conduct of the Business, no claim is pending or, to the Knowledge of Seller, has been made to such effect that has not been resolved and, to the Knowledge of Seller, Seller and the Seller Subsidiaries are not infringing any Intellectual Property of any other Person in connection with the conduct of the Business.

          2.16 Contracts. (a) Section 2.16(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none exist, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Parent prior to the execution of this Agreement) to which Seller and the Seller Subsidiaries is a party or by which any of the Transferred Assets is bound:

          (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term to, or otherwise relating to employment or the termination of employment of, any Employee, the name, position and rate of compensation of each Employee party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of Seller or any Seller Subsidiary to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any Employee exceeding US$75,000;

         (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of Seller and the Seller Subsidiaries to engage in any business activity or compete with any Person in connection with the Business or prohibiting or limiting the ability of any Person to compete with Seller and the Seller Subsidiaries in connection with the Business;

        (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person in connection with the Business;

         (iv) all Contracts and Licenses with OEMs, distributors, resellers, suppliers, dealers, manufacturer's representatives, sales agencies or franchises with whom Seller and the Seller Subsidiaries deals, other than Parent, in connection with the Business;

          (v) all Contracts relating to the future disposition or acquisition of any Transferred Assets, other than dispositions or acquisitions of Inventory in the ordinary course of business consistent with past practice;

         (vi) all collective bargaining or similar labor Contracts covering any Employee;

        (vii) all Contracts containing provisions that impose restrictions or requirements on the import, export or duty classification of the products manufactured or sold by the Business;

       (viii) all Contracts to which any Governmental Authority is a party or an intended third-party beneficiary;

        (ix) all Contracts and other arrangements between the Division and Seller's Component Products Division, including without limitation, cross-manufacturing and cross-marketing Contracts and arrangements;

          (x) all Contracts of the types described in clauses (i) through (ix) which have not yet been entered into by Seller and the Seller Subsidiaries, but which are currently under negotiation by Seller and the Seller Subsidiaries; and

         (xi) all other Contracts (other than Benefit Plans, the Real Property Leases and insurance policies listed in Section 2.18 of the Disclosure Schedule) with respect to the Business that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to Seller or any Seller Subsidiary of more than US$100,000 annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in any material cost or penalty to Seller and the Seller Subsidiaries.

          (b) Except for the  Excluded  Contracts  and  except as  disclosed  in
Section 2.16(b) of the Disclosure Schedule, each Contract required to be disclosed in Section 2.16(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance  with its terms,  of each party thereto;  and, except as disclosed in
Section 2.16(b) of the Disclosure Schedule, neither Seller, the Seller Subsidiaries nor, to the Knowledge of Seller, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

          (c) Except as disclosed in Sections 2.03 or 2.16(c) of the Disclosure Schedule, the execution, delivery and performance by Seller and the Seller Subsidiaries of this Agreement and the Operative Agreements to which each is a party, and the consummation of the transactions contemplated hereby and thereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon Seller or the Seller Subsidiaries or any of the Transferred Assets under, any Business Contract.

          (d) Neither Seller nor any of the Seller Subsidiaries is a party to, or bound by, any Contract or any provision of its certificate of incorporation or by-laws which (i) restricts the conduct of the Business anywhere in the world or (ii) contains any unusual or burdensome provisions which could reasonably be expected to have a material adverse effect upon the Condition of the Business, the value or utility of the Transferred Assets or the ability of the Seller or the Seller Subsidiaries to carry out the transactions contemplated hereby or by the Operative Agreements.

          (e) Seller has previously provided Parent with copies of all of Seller's forms of purchase orders, sale orders and license agreements currently in use or in effect with respect to the Business. No purchase order or other Contract currently in effect and providing for the purchase of goods or services with respect to the Business when entered into by Seller was, to the Knowledge of Seller, in excess of the normal, ordinary, and usual requirements of the Business or at an excessive price. Except as disclosed in Section 2.16(e) of the Disclosure Schedule, the Seller has not entered into or accepted any sale or purchase order or distributor, original equipment manufacturer Contract or other Contract or obligation relating to sales of Transferred Assets, in each case which is currently in effect, (A) other than in the ordinary course of business, pursuant to customary terms and conditions, or (B) intending or expecting that the performance thereof would result in loss or in less than the Seller's customary profit margins for such sale of such products.

          2.17 Licenses; Import, Export and Duty Classifications. (a) Section 1.01(a)(x) of the Disclosure Schedule contains a true and complete list of all material Licenses used or held for use in the Business (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Seller has delivered to Parent true and complete copies of all such Licenses. Except as disclosed in Section 2.17(a) of the Disclosure
Schedule:

           (i) Seller and each Seller Subsidiary owns or validly holds all Licenses that are material, individually or in the aggregate, to the Business;

         (ii) each Business License is valid, binding and in full force and effect;

        (iii) Neither Seller nor any Seller Subsidiary is, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Business License; and

         (iv) the execution, delivery and performance by Seller and the Seller Subsidiaries of this Agreement and the Operative Agreements to which each is a party, and the consummation of the transactions contemplated hereby and thereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon the Transferred Assets under, any Business License.

          (b) Section 2.17(b) of the Disclosure Schedule sets forth a true, complete and accurate description of the import, export and duty classifications of each of the products sold by the Business in each of the countries, including without limitation, the United States, in which the Seller, its Affiliates or its distributors manufacture, distribute or sell any such products. Seller has delivered to Parent true, complete and accurate copies of all correspondence with, or applications to, any Governmental Authority with respect to any dispute concerning the status of such import, export and duty classifications.

          2.18 Insurance. Section 2.18 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such Policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation and other insurance policies currently in effect that insure the Business, the Employees or the Transferred Assets. Such insurance policies are, in light of the nature of the Business and the Transferred Assets, in amounts and have coverages that are reasonable and customary for Persons engaged in such business and having such Assets.

          2.19 Affiliate Transactions. Except as disclosed in Section 2.19(a) of the Disclosure Schedule, (i) no officer, director or Affiliate of Seller or the Company provides or causes to be provided any assets, services or facilities used or held for use in connection with the Business, and (ii) the Business does not provide or cause to be provided any assets, services or facilities to any such officer, director or Affiliate. Except as disclosed in Section 2.19(b) of the Disclosure Schedule, each of the transactions listed in Section 2.19(a) of the Disclosure Schedule is engaged in on an arm's-length basis.

          2.20 Employees; Labor Relations. (a) Section 2.20 of the Disclosure Schedule contains a list of the name of each Employee at the date hereof, together with such Employee's position or function, date of hire or seniority, annual base salary or wages and any incentive or bonus arrangement with respect to such Employee in effect on such date. Seller has not received any information that would lead it to believe that a material number of Employees will or may cease to be Employees prior to the Closing, or will refuse offers of employment from the Company, in anticipation of or because of the consummation of the transactions contemplated by this Agreement.

          (b) Except as disclosed in Section  2.20 of the  Disclosure  Schedule,
(i) no Employee is presently a member of a collective bargaining unit and, to the Knowledge of Seller, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Employees, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five (5) years against Seller or the Seller Subsidiaries with respect to the conduct of the Business before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority. Since January 1, 1994 there has been no work stoppage, strike or other concerted action by employees of Seller engaged in the Business. During that period, Seller and the Seller Subsidiaries have complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

          2.21 Environmental Matters. Seller and the Seller Subsidiaries have obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of the Business or the ownership or operation of the Transferred Assets. Each of such Licenses is in full force and effect. The Business has been conducted in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law. Without limiting the generality of the foregoing, except as set forth in
Section 2.21 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

          (a) No Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Seller, threatened by any Governmental Authority with respect to any alleged failure to obtain any License required under applicable Environmental Laws in connection with the conduct of the Business or the ownership or operation of the Transferred Assets or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or Release of any Hazardous Material in connection with the Business, and to the Knowledge of Seller there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such Order, Environmental Claim, penalty, investigation or review.

          (b) No treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, as amended, or under any other comparable state or local Law is now or has been in the past located at, on or under any of the Real Property; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos or asbestos-containing material is or has been present, (iii) no underground storage tanks or surface impoundments for Hazardous Materials are or have been present and
(iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law or otherwise Released, in the cases of clauses (i) through (iv), at, on or under any of the Real Property.

          (c) No Hazardous Material has been transported, and no arrangements for the transportation of any Hazardous Material have been made, in connection with the operation of the Business to any location that is (i) listed on the NPL under CERCLA, (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in CERCLIS or on any similar state or local list or (iii) the subject of enforcement actions by federal, state or local Governmental Authorities that may lead to Environmental Claims against Seller, the Seller Subsidiaries or the Business.

          (d) No Hazardous Material generated in connection with the operation of the Business has been recycled, treated, stored, disposed of or Released at any location.

          (e) No oral or written notification of a Release of a Hazardous Material in connection with the operation of the Business has been filed, and no site or facility now or previously located at, on or under any of the Real Property is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up.

          (f) No Liens have arisen under or pursuant to any Environmental Law on any site or facility located at, on or under any of the Real Property, and no federal, state or local Governmental Authority action has been taken or, to the Knowledge of Seller, is in process that could subject any such site or facility to such Liens, or that could require any notice or restriction relating to the presence of Hazardous Materials to be placed at any such site or facility or in any deed to the Real Property on which any such site or facility is located.

          (g) Except as disclosed in Section 2.21(g) of the Disclosure Schedule, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, Seller or the Seller Subsidiaries in relation to any site or facility now or previously located at, on or under any of the Real Property which have not been delivered to Parent prior to the execution of this Agreement.

          2.22 Warranties and Merchandising Obligations. (a) Section 2.22 of the Disclosure Schedule sets forth (i) complete, accurate and authentic copies of all forms of warranties now in effect with respect to any of the products or services of the Business; (ii) a true, complete and accurate list of all warranty claims made with respect to the products or services of the Business between January 1, 1997 and July 24, 1997, to the extent available, identifying the kind and number of products or services involved, customer, nature of the claim and date made, remedial action taken, and dollar amount involved; (iii) complete, accurate and authentic copies of all other written agreements and other documents of Seller and the Seller Subsidiaries providing for or describing  (or in the  event no such  written  agreement  or  document  exists,
Section 2.22 of the Disclosure Schedule accurately and completely describes) each agreement, policy, or arrangement with any customer of the Business pursuant to which Seller or the Seller Subsidiaries are obligated to make payments to or for such customer, or make any other accommodation for such customer, or take back any products or services of the Business from such customer, including, without limitation any warranties or Merchandising Programs; and (iv) a true, complete and accurate schedule of information describing all of the Seller's stock rotation obligations as of July 22, 1997.

          (b) As of July 22, 1997, the aggregate of all unfilled accepted orders for the sale of products and services of the Business was approximately US$5,456,000. A true, complete and accurate list of all of such orders exceeding $10,000, specifying amount, customer, date accepted and scheduled month of shipment has previously been delivered to Parent.

          2.23 Accounts Receivable. Except as set forth in Section 2.23 of the Disclosure Schedule, the Accounts Receivable (i) arose from sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) to the Knowledge of Seller, are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) to Seller's Knowledge are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or- return basis or subject to any other repurchase or return arrangement,
(v) to the Knowledge of Seller, are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Net Assets Statement, and (vi) are not the subject of any Actions brought by or on behalf of Seller or any Seller Subsidiary. Section 2.23 of the Disclosure Schedule sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of the Accounts
Receivable (the "Security Agreements"). All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for Seller and the Seller Subsidiaries a perfected security interest in the related collateral, have been taken.

          2.24 Inventory. All the Inventory consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, subject to normal and customary allowances in the industry for spoilage, damage and outdated items. All items included in the Inventory are the property of Seller and the Seller Subsidiaries, as the case may be, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by Seller or the Seller Subsidiaries on consignment from others and conform in all material respects to all industry standards, and all standards imposed by Governmental Authorities, with respect to such Inventory or its use or sale.

          2.25 Vehicles. Except as disclosed in Section 2.25 of the Disclosure Schedule, Seller and the Seller Subsidiaries have good and valid title to, or have valid leasehold interests in or valid rights under Contract to use, each Vehicle, free and clear of all Liens other than Permitted Liens. All of the Vehicles are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted.

          2.26 No Guarantees. None of the Liabilities of the Business or of Seller or the Seller Subsidiaries incurred in connection with the conduct of the Business is guaranteed by or subject to a similar contingent obligation of any other Person, nor has Seller or any of the Seller Subsidiaries guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any customer, supplier or other Person to whom Seller and the Seller Subsidiaries sells goods or provides services in the conduct of the Business or with whom Seller and the Seller Subsidiaries otherwise has significant business relationships in the conduct of the Business.

          2.27 Entire Business. The transfer by Seller and the Seller Subsidiaries of the Transferred Assets to the Company pursuant to this Agreement will effectively convey to the Company the entire Business and all of the Assets used or held for use by Seller and the Seller Subsidiaries (whether owned, leased or held under license by Seller and the Seller Subsidiaries, by any of Seller's Affiliates or by others) principally in connection with the conduct of the Business as heretofore conducted by Seller and the Seller Subsidiaries (except for the Excluded Assets) including, without limitation, all tangible Assets of Seller and the Seller Subsidiaries reflected in the balance sheet included in the Net Assets Statement and all tangible Assets acquired since August 31, 1997 in the conduct of the Business, other than the Excluded Assets and tangible Assets disposed of since such date consistent with Section 2.07(v). Except as disclosed in Section 2.27 of the Disclosure Schedule, there are no shared facilities or services which are used in connection with any business or other operations of Seller and the Seller Subsidiaries or any of Seller's Affiliates other than the Business.

          2.28 Brokers. Except for Robertson, Stephenson & Co., whose fees, commissions and expenses are the sole responsibility of Seller, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Parent and Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against the Company, Parent or Purchaser for a finder's fee, brokerage commission or similar payment.

          2.29  Customers, Suppliers, Licensors,
Licensees, Distributors and Sales Agents.

          (a) Section 2.29(a) of the Disclosure Schedule sets forth a true, complete and accurate list of all customers who purchased products or services from the Business between January 1, 1997 and July 22, 1997 together with summaries of the sales made to each such customer. Since August 31, 1997, neither Seller nor any of the Seller Subsidiaries has made nor been obligated to make any payment exceeding $10,000 under any license relating to any Acquired Intellectual Property; nor has Seller or any of the Seller Subsidiaries made or been obligated to make, or received or been entitled to receive, any payment exceeding $10,000 under any license relating to any Acquired Intellectual Property.

          (b) Except as disclosed in Section 2.29(b) of the Disclosure Schedule, no single supplier, licensor, licensee or customer of the Business is of material importance to the Business. The relationships of the Business with its suppliers, licensors, licensees, customers (including, without limitation, distributors or OEMs) and sales agents are good commercial working relationships, and no Person who was a supplier, licensor, licensee or customer (including, without limitation, a distributor or an OEM) of the Business at any time during the last 12 months has materially changed, canceled or otherwise terminated, or to Seller's Knowledge, threatened to cancel or otherwise terminate, its relationship with the Business or has decreased or limited materially, or, to the Knowledge of Seller, threatened to decrease or limit materially, its provision of services, supplies or materials to the Business or its purchases of the services or products of the Business. To the Knowledge of Seller, no supplier, licensor, licensee, customer (including, without limitation, any distributor or OEM) or sales agent intends to cancel or otherwise modify its relationship with the Seller and the Seller Subsidiaries or to decrease materially or limit its provision of services or products of the Business. Seller has no reason to believe that the consummation of the transactions contemplated hereby and by the Operative Agreements will adversely affect the relationship of the Business with any supplier, licensor, licensee or customer (including, without limitation, any distributor or OEM). Neither Seller nor any Seller Subsidiary has any claim for money or otherwise against or any dispute with a customer (including, without limitation, any distributor or OEM), supplier, licensor, licensee, or sales agent referred to above.

          (c) Section 2.29(c) of the Disclosure Schedule sets forth: (i) a true, complete and accurate list, since December 31, 1995, of all independent manufacturer's representatives for any products manufactured or sold by the Business; and (ii) a true, complete and accurate list of each Person who has or, to the Knowledge of Seller, claims any exclusive right in any geographic area or market, to solicit business on behalf of Seller and the Seller Subsidiaries from any customer or customers of the Business, with a complete description of geographic, customer or market rights (or claimed rights) or restrictions applicable to each.

          2.30 Seller SEC Reports. As of their respective dates, the Seller SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact relating to the Business required to be stated therein or necessary in order to make the statements therein relating to the Business, in light of the circumstances under which they were made, not misleading.

          2.31 Books and Records. The minute books and other similar records of the Company delivered to Purchaser and Parent prior to the Closing contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders and the board of directors of the Company. The stock transfer ledgers and other similar records of the Company as made available to Purchaser and Parent prior to the Closing accurately reflect that there have been no record transfers prior to the Closing in the capital stock of the Company.

          2.32 Disclosure. All material facts relating to the Condition of the Business and the Company have been disclosed to Parent in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Parent or Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.


                        ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF PARENT

          Parent hereby represents and warrants to Seller as follows:

          3.01 Organization. Parent is a company limited by shares in Taiwan, Republic of China and is validly existing under the Laws of the Republic of China. Parent has full corporate power and authority to enter into this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Purchaser is a corporation duly organized and validly existing under the Laws of the British Virgin Islands. Purchaser has full corporate power and authority to enter into this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Purchaser is a corporation duly organized by Parent in September 1997 and has not engaged in any business activities since its date of organization other than in connection with entering into this Agreement and the Operative Agreements to which it is a party.

          3.02 Authority. The execution and delivery by each of Purchaser and Parent of this Agreement and the Operative Agreements to which it is a party, and the performance by each of Purchaser and Parent of its obligations hereunder and thereunder, have been duly and validly authorized by the Boards of Directors of Purchaser and Parent, no other corporate action on the part of Purchaser and Parent or their stockholder(s) being necessary. This Agreement has been duly and validly executed and delivered by each of Purchaser and Parent and constitutes, and upon the execution and delivery by Purchaser and Parent of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser and Parent enforceable against Purchaser and Parent in accordance with their terms.

          3.03 No Conflicts. The execution and delivery by each of Purchaser and Parent of this Agreement do not, and the execution and delivery by each of Purchaser and Parent of the Operative Agreements to which it is a party, the performance by each of Purchaser and Parent of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

          (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter document) of Purchaser or Parent;

          (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.04 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or Parent or any of their Assets; or

          (c) except as disclosed in Schedule 3.03 hereto, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser or Parent to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or Parent or any of their Assets under, any Contract or License to which Purchaser or Parent is a party or by which any of their Assets is bound.

          3.04 Governmental Approvals and Filings. Except for the consent required under the HSR Act and except as disclosed in Schedule 3.04 hereto, no consent, approval or action of, filing with or notice to any Governmental Authority on the part of Parent or Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which each is a party or the consummation of the transactions contemplated hereby or thereby.

          3.05 Legal Proceedings. There are no Actions pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or Purchaser or any of their Assets which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

          3.06 Brokers. Except for Global Alliance Japan Inc., whose fees, commissions and expenses are the sole responsibility of Parent, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Parent and Purchaser directly with Seller without the intervention of any Person on behalf of Parent and Purchaser in such manner as to give rise to any valid claim by any Person against Seller for a finder's fee, brokerage commission or similar payment.

          3.07 Financing. Purchaser has available cash or immediately available funds sufficient to pay the Cash Purchase Price at Closing as provided in
Section 1.05.

          3.08 Parent will deliver to Seller prior to Closing a true and complete copy of a license agreement between Parent and SAP, that will permit Seller lawfully to provide the Computer Services referred to in the Transition Services Agreement, and such agreement shall be in full force and effect.

                        ARTICLE IV

                    COVENANTS OF SELLER

          Seller covenants and agrees with Parent and Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein or, if no period is specified therein, indefinitely, Seller will (and will cause the Seller Subsidiaries to, and prior to the closing will cause the Company to) comply with all covenants and provisions of this Article IV, except to the extent Parent may otherwise consent in writing.

          4.01 Regulatory and Other Approvals. Seller will, and will cause the Company and the Seller Subsidiaries to, as promptly as practicable, (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental Authorities or any other Person required of Seller, the Seller Subsidiaries or the Company to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Sections 2.03 and 2.04 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental Authorities or other Persons as Parent or Purchaser or such Governmental Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Parent and Purchaser in connection with the performance of their obligations under Sections
5.01 and 5.02. Seller will provide prompt notification to Parent and Purchaser when any such consent, approval, action, filing or notice referred to in clause
(a) above is obtained, taken, made or given, as applicable, and will advise Parent and Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

          4.02 HSR and Exon-Florio Filings. Without limiting the generality of Seller's covenants contained in Section 4.01, Seller will:

          (a) (i) except to the extent it has already done so, take promptly all actions necessary to make the filings required of Seller or its Affiliates under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information received by Seller or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (iii) cooperate with Parent in connection with Parent's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general, provided that Seller shall not be obligated to divest any part of its business or assets or agree to forego any present or future business activities or opportunities in connection with this subparagraph (a); and

          (b) to the extent it has not already done so, promptly give voluntary notice to CFIUS under the Exon- Florio Amendment of the transactions contemplated by this Agreement and by the Operative Agreements, and, in connection therewith, provide CFIUS with such information concerning the transactions contemplated by this Agreement and the Operative Agreements as is reasonably necessary or desirable.

          4.03 Investigation by Parent and Purchaser. From the date hereof through the Closing Date, Seller will (a) provide Purchaser, Parent and their respective officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (collectively, "Representatives") with full access, upon reasonable prior notice and during normal business hours, to the Employees and all other officers, employees and agents of Seller who have any responsibility for the conduct of the Business, to Seller's accountants and to the Transferred Assets, and (b) furnish Purchaser, Parent and their Representatives with all such information and data (including without limitation copies of Business Contracts, Business Licenses, Benefit Plans and other Business Records) concerning the Company, the Seller Subsidiaries, the Business, the Transferred Assets and the Assumed Liabilities as Parent, Purchaser or any of their Representatives reasonably may request in connection with such investigation.

          4.04 No Solicitations. From the date hereof through the Closing Date, Seller will not take, nor will it permit any Affiliate of Seller (or authorize or permit any Representative of Seller or any such Affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Business or permitting access to the Assets or Books and Records of Seller) any offer or inquiry from any Person concerning the direct or indirect acquisition of the Business or any substantial portion thereof by any Person other than Purchaser, Parent or their Affiliates. If Seller or any such Affiliate or Representative receives from any Person any offer, inquiry or informational request referred to above, Seller will promptly advise such Person, by written notice, of the terms of this Section 4.04 and will promptly, orally and in writing, advise Parent of such offer, inquiry or request and deliver a copy of such notice to Parent.

          4.05 Conduct of Business. From the date hereof through the Closing Date, Seller and the Seller Subsidiaries will operate the Business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, from the date hereof through the Closing Date, Seller will, and will cause the Company and the Seller Subsidiaries to:

          (a) use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Business, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the Employees, (iii) maintain the Transferred Assets in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of distributors, OEMs, customers, suppliers, lenders and other Persons to whom Seller or any Seller Subsidiary sells goods or provides services or with whom Seller or any Seller Subsidiary otherwise has significant business relationships in connection with the Business and (v) continue all current sales, marketing and promotional activities relating to the Business;

          (b) except to the extent required by applicable Law, (i) cause the Business Records to be maintained in the usual, regular and ordinary manner and
(ii) not permit any material change in any pricing, advertising, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of Seller or the Seller Subsidiaries that would adversely affect the Business, the Transferred Assets or the Assumed Liabilities;

          (c) (i) use commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in Section 2.18 of the Disclosure Schedule, (ii) to the extent requested by Parent prior to the Closing Date, use all commercially reasonable efforts to cause such insurance coverage to continue to be provided for the Company's benefit at the expense of Seller for at least ninety (90) days after the Closing on substantially the same terms and conditions as provided on the date of this Agreement and (iii) cause any and all benefits under such Contracts paid or payable with respect to the Transferred Assets or the Business to be paid to Purchaser; and

          (d) comply, in all material respects, with all Laws and Orders applicable to the Company and the Business and, promptly following receipt thereof, to give Parent and Purchaser copies of any notice received from any Governmental Authority or other Person alleging any violation of any such Law or Order.

          4.06 Filings. As promptly as practicable, Seller will deliver to Parent copies of all License applications and other filings made by Seller or any Seller Subsidiary in connection with the operation of the Business after the date hereof and before the Closing Date with any Governmental Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

          4.07  Employee Matters.  (a) Until the Closing
Date, except as may be required by Law, Seller and the Seller Subsidiaries will refrain from directly or indirectly:

          (i) making any representation or promise, oral or written, to any Employee concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any Employee under the terms of any Benefit Plan;

         (ii) making any increase in the salary, wages or other compensation of any Employee, salesperson, distributor or agent of the Business, whose annual cash compensation is or, after giving effect to such change, would be US$75,000 or more;

        (iii) adopting, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement with respect to the Business or any of the Employees, or amending, modifying or terminating (partially or completely) any such Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which Seller reasonably believes to be the least costly is chosen; or

         (iv) establishing or modifying any (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees.

          (b) Until the Closing Date, (i) Seller will administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws and (ii) Seller will promptly notify Parent in writing of each receipt by Seller (and furnish Parent with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan.

          4.08 Certain Restrictions. Until the Closing Date, Seller will, and will cause the Company and the Seller Subsidiaries to, refrain from:

          (a) (i) acquiring or disposing of any Assets used or held for use in the conduct of the Business, other than (A) acquisitions and dispositions of Inventory in the ordinary course of business consistent with past practice and
(B) other acquisitions or dispositions not exceeding in either case US$100,000 in the aggregate, or (ii) creating or incurring any Lien, other than Permitted Liens, with respect to the Company or on any Assets used or held for use in the conducts of the Business;

          (b) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to any material Business Contract or any material Business License;

          (c) violating, breaching or defaulting under, in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any material Business Contract or any material Business License;

          (d) incurring, purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of Seller or any Seller Subsidiary under, any material Liability of or owing to Seller or any Seller Subsidiary in connection with the Business, other than in the ordinary course of business consistent with past practice;

          (e) engaging with any Person in any Business Combination, unless such Person agrees in a written instrument in form and substance reasonably satisfactory to Parent to adopt and comply with the terms and conditions of this Agreement as though such Person was an original signatory hereto;

          (f) engaging in any transaction with respect to the Business with any officer, director, employee, consultant or Affiliate of Seller, either outside the ordinary course of business consistent with past practice or other than on an arm's-length basis;

          (g) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets on behalf of the Business in an aggregate amount exceeding US$100,000;

          (h)  making any change in any Merchandising
Program or warranty;

          (i) incurring any Indebtedness to be assumed by the Company with respect to the conduct of the Business;

          (j) transferring or granting to any Person other than Purchaser, or allowing for the expiration of, or modifying any existing rights with respect to, any rights under any United States or foreign license, trade secret, mask work right, copyright, trademark, service mark or tradename or similar right relating in any way to the Business;

          (k) amending their certificates or articles of incorporation or by-laws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such corporation;

          (l) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to the Company except for the 801 shares of Common Stock to be issued by the Company to Seller in exchange for the assignment of the Transferred Assets hereunder; or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to the Company;

          (m) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of the Company, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to the Company; or

          (n) entering into any Contract to do or engage in any of the foregoing.

          4.09 Security Deposits. Seller will take all actions necessary to transfer to the Company on the Closing Date all of Seller's right, title and interest in and to the Tenant Security Deposits and the Landlord Security Deposits.

          4.10 Delivery of Books and Records, etc. On the Closing Date, Seller and the Seller Subsidiaries will deliver or make available to Purchaser at the locations at which the Business is conducted all of the Business Records and such other Transferred Assets as are in Seller's and the Seller's Subsidiaries' possession at other locations, and if at any time after the Closing Seller discovers in its possession or under its control any other Business Records or other Transferred Assets, it will forthwith deliver such Business Records or other Transferred Assets to the Company.

          4.11 Non-Solicitation; Noncompetition. (a) Seller will, for a period of three (3) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates or subsidiaries:

          (i) employing, engaging or seeking to employ or engage any Person who within the prior six (6) months had been an employee engaged in the Business, unless such employee (A) resigns voluntarily (without any solicitation from Seller or any of its Affiliates) or (B) is terminated by the Company or any of its Affiliates after the Closing Date;

         (ii) causing or attempting to cause (A) any client, customer or supplier of the Business to terminate or materially reduce its business with the Company or any of its Affiliates or (B) any officer, employee or consultant of the Company or any of its Affiliates engaged in the Business to resign or sever a relationship with the Company or any of its Affiliates;

        (iii) disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information contained in the Acquired Intellectual Property, except as may be permitted by this Agreement or the Intellectual Property License Agreement; or

         (iv) participating or engaging in the business of, or controlling a person participating or engaging in the business of, making or selling (A) LAN hubs or LAN switches, or (B) LAN adapter boards, except for purposes of demonstrating LAN integrated circuit chip products.

          (b) The Company will, for a period of three years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates or subsidiaries, and shall cause its licensees and sublicensees to refrain from, selling any of the Company's EPIC or EPIC/C chips to, offering to sell any of the Company's
EPIC or EPIC/C  chips to, or  soliciting  any offer to buy any of the  Company's
EPIC or EPIC/C chips from, any customer of Seller, or of any licensee or sublicensee of Seller, that has designed into its own product(s) any of Seller's EPIC or EPIC/C chips, if, at the time in question, the Company's EPIC or EPIC/C chip is software compatible with the chip designed in by such customer, and the Company shall not, and shall cause its licensees and sublicensees to not otherwise persuade or attempt to persuade such customer to discontinue such use of Seller's EPIC or EPIC/C chip. Notwithstanding the foregoing, the Company shall not be precluded from selling EPIC or EPIC/C chips to any customer with whom the Company has therefore sold production volumes of LAN adapter boards containing the chips to be sold.

          (c) Seller will, for a period of three years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates or subsidiaries, licensing the overall chip design of the EPIC chip, the EPIC/C chip, or any derivative, modification or enhancement thereof, to any Person (including, without limitation, any affiliate of Seller) in such a manner as to provide such Person with the right to either: (i) sell, or to authorize any other Person to sell, standalone semiconductor integrated circuits which are, or which include any substantial portion of, the EPIC chip, the EPIC/C chip, or any derivative, modification or enhancement thereof, and which are software compatible with Seller's 9432 Fast Ethernet network interface cards in the form existing at the time of Closing to any customer for use in network interface cards; or (ii) to use in such Person's or such Person's Affiliates' or subsidiaries' own network interface cards, semiconductor integrated circuits which are, or which include any substantial portion of, the EPIC chip, the EPIC/C chip, or any derivative, modification or enhancement thereof.

          (d) The Company will, for a period of one year from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future Affiliates or subsidiaries, licensing the overall chip design of the EPIC chip, the EPIC/C chip, or any derivative, modification or enhancement thereof, to any Person (including, without limitation, Parent or any Affiliate of either of them) in such a manner as to provide such Person with the right to sell, or to authorize any other Person to sell, standalone semiconductor integrated circuits which are, or which include any substantial portion of, the EPIC chip, the EPIC/C chip, or any derivative, modification or enhancement thereof.

          (e) Parent and the Company will, for a period of three (3) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through their present or future Affiliates or subsidiaries, employing, engaging or seeking to employ or engage any Person who within the prior six (6) months had been an employee of Seller (other than those engaged in the Business) unless such employee (A) resigns voluntarily (without any solicitation from the Company or any of its Affiliates) or (B) is terminated by Seller or any of its Affiliates after the Closing Date.

          (f) The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

          (g) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and each of the parties hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

          4.12 Royalties Payable on Certain LAN Chip Products. Nothing contained in Section 4.11 or elsewhere in this Agreement shall impair Seller's right to participate or engage in the business of, or control a person participating or engaging in the business of, making or selling any LAN integrated circuit chip product ("LAN chip product"). Should Seller sell any LAN chip products, within the first three years following the Closing Date, that are (i) software compatible with Seller's 9432 Fast Ethernet adapter in the form existing at the time of the Closing and (ii) known by Seller to be used in a network adapter card, other than in a portable computer adapter card (e.g., PC Card or CardBus), Seller shall pay to the Company a royalty in respect of such sales equal to thirty-one percent (31%) of Seller's actual gross profit realized from the net sales thereof, net of royalties and commissions to third parties. Should Purchaser notify Seller, within the first three years following the Closing Date, that any LAN chip product made by Seller, respecting which Seller shall not have paid a royalty pursuant to the preceding sentence, is being resold by Seller's distributors for use in a network adapter card, other than in a portable computer adapter card, Seller and Purchaser shall determine in good faith the quantity of such product being so resold, and Seller shall pay Purchaser with respect to such quantity a royalty equal to thirty-one percent (31%) of Seller's actual gross profit realized from the net sales thereof, net of royalties and commissions to third parties. For purposes hereof, "actual gross profit realized" shall mean the gross profit as ordinarily determined for Seller's financial accounting and reporting purposes.

          4.13 Notice and Cure. Seller will notify Parent in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide Parent with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to Seller, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Seller under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Parent's right to seek indemnity under Article XI.

          4.14 Fulfillment of Conditions. Seller will, and will cause the Company and the Seller Subsidiaries to, execute and deliver at the Closing each Operative Agreement that Seller, each Seller Subsidiary and the Company is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps (without payment of money) necessary or desirable and proceed diligently to satisfy each other condition to the obligations of Parent and Purchaser contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

          4.15 Seller Use of Existing Materials, Removal of Signs. Upon the Closing, Seller shall cease using the "SMC" mark on products, packaging, product literature, and advertising that is not in existence, in process or on order as of the Closing Date, and shall not otherwise use such mark. Seller shall be entitled to exhaust supplies of such material in existence, in process or on order as of the Closing Date in the ordinary course of business, including, without limitation, to resell such material returned to Seller on account of stock rotation, warranty, RMAs, and like policies or commitments. Purchaser acknowledges that Seller intends to use the mark "SMSC" instead of the "SMC" mark, on any material upon which Seller shall be prohibited from using the "SMC" mark pursuant to the foregoing. Seller shall remove all signs bearing the "SMC" mark from all locations at which Seller operates its business within one year after the Closing Date. Notwithstanding the foregoing, Seller shall be permitted to continue to use the mark "SMC" on chips and chip masks in existence or in process as of the Closing Date for their respective lives.


                         ARTICLE V

                    COVENANTS OF PARENT

          Parent covenants and agrees with Seller that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein or, if no period is specified therein, indefinitely, Parent will, and will cause Purchaser to, comply with all covenants and provisions of this Article V, except to the extent Seller may otherwise consent in writing.

          5.01 Regulatory and Other Approvals. Parent will, and will cause Purchaser to, as promptly as practicable, (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental Authorities or any other Person required of Parent or Purchaser, as the case may be, to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Schedules 3.03 and 3.04 hereto, (b)
provide such other information and communications to such Governmental Authorities or other Persons as Seller or such Governmental Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Seller in connection with the performance of its obligations under Sections 4.01 and 4.02. Parent will provide prompt notification to Seller when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Seller of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

          5.02 HSR and Exon-Florio Filings. Without limiting the generality of Parent's covenants contained in Section 5.01, Parent will:

          (a) (i) except to the extent it has already done so, take promptly all actions necessary to make the filings required of Parent or its Affiliates under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information received by Parent or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (iii) cooperate with Seller in connection with Seller's filing under the HSR Act and in connection with resolving any investigation or other regulatory inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general, provided that Parent shall not be obligated to divest any part of its business or assets or agree to forego any present or future business activities or opportunities in connection with this subparagraph (a); and

          (b) to the extent it has not already done so, promptly give voluntary notice to CFIUS under the Exon-Florio Amendment of the transactions contemplated by this Agreement and by the Operative Agreements, and, in connection therewith, provide CFIUS with such information concerning the transactions contemplated by this Agreement and the Operative Agreements as is reasonably necessary or desirable.

          5.03 Notice and Cure. Parent will notify Seller in writing of, and contemporaneously will provide Seller with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Parent, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser or Parent under this Agreement to be breached in any material respect or that renders or will render untrue in any material respect any representation or warranty of Parent contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Seller's right to seek indemnity under Article XI.

          5.04 Fulfillment of Conditions. Parent will, and will cause Purchaser to, execute and deliver at the Closing each Operative Agreement that Parent and Purchaser is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently to satisfy each other condition to the obligations of Seller contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

          5.05 Parent's Business. Following the Closing, Parent and the Company will negotiate in good faith with a view towards entering into mutually agreeable arrangements under which (a) Parent would transfer to the Company all or a portion of Parent's LAN product lines, and (b) Parent and the Company would cooperate to enhance and develop their existing products and product lines; provided, however, that this Section 5.05 shall not create any legally binding obligation on the part of either Parent or the Company to enter into any such arrangement.

          5.06  Parent   Guarantee.   Parent   unconditionally   guarantees  the
performance when due by Purchaser of all of Purchaser's obligations under this Agreement.

          5.07 Company Use of Existing Materials, Removal of Signs. Upon the Closing, the Company shall cease using the names "Standard Microsystems Corporation" and/or "Standard Microsystems" on products, packaging, product literature, and advertising that is not in existence or in process as of the Closing Date, and shall not otherwise use either of such names. The Company shall be entitled to exhaust supplies of such material in existence or in process as of the Closing Date in the ordinary course of business, including, without limitation, to resell such material returned on account of stock rotation, warranty, RMAs, and like policies or commitments. The Company shall remove all signs bearing such names from the property subject to the Real Property Leases within one year after the Closing Date.

          5.08 Compliance with Third Party Information Obligations and Restrictions. As used in this Section 5.08, "Third Party Information" means all processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering, and technical drawings, know-how, pending patent applications, specifications, and other information, documents, or materials of a proprietary or confidential nature received by Seller prior to the Closing pursuant to an agreement ("Confidentiality Agreement") and that is not owned by Seller, Parent, Purchaser or the Company. The Company shall use reasonable best efforts not to disclose Third Party Information directly or indirectly to Purchaser, Parent or any other person to whom such disclosure is prohibited by any such Confidentiality Agreement, and neither Purchaser nor Parent will cause the Company to violate any Confidentiality Agreement. With respect to any Third Party Information which comes into the possession or control of the Company pursuant to this Agreement, Company shall perform and comply with all obligations and restrictions imposed on the recipient of such Third Party Information by any Contracts listed in Section 1.01(a)(vii) of the Disclosure Schedule, or by any proprietary information agreement, nondisclosure agreements, confidential disclosure agreements, Confidentiality Agreements, evaluation agreements, development agreements, license agreements, or other agreements pursuant to which Seller or Company has received, or receives before or after Closing, such Third Party Information. Company and Seller shall cooperate in good faith as reasonably required to enable Seller to comply with all
obligations  of  confidentiality,   nondisclosure,  protection,  and  return  or
destruction of Third Party Information, and all restrictions on the use, modification, copying, distribution, or transfer of such Third Party
Information, under any agreements entered into by Seller providing for confidentiality of Third Party Information.

          5.09. Cooperation re Excluded Contracts. Company shall cooperate with Seller and provide products, materials, software, documentation, services, and resources as reasonably required to enable Seller to comply with obligations under any Contracts, Excluded Contracts or Leases described in Section 1.01(b)(v) of the Disclosure Schedule. Seller and Company shall negotiate in good faith with respect to any reasonable charges which Seller may be required to pay to Company for the provision of such products, materials, software, documentation, services, and resources.

          5.10. Shared Resources. (a) In regards to Seller's shipping system, which consists primarily of Aristo APSS+ for DOS software, Dell computer workstations, laser scanners, scales, local area network hardware and software and other related peripheral products, and which includes requisite capabilities involving product labeling, reporting and providing the necessary data to interface within the SAP operating system, Seller and the Company agree to equally share the existing system's assets, any remaining depreciation thereof, and the procurement costs associated with ultimately replicating the same or similar system for the Company or for the Seller, as may be mutually agreed, not later than January 1, 1998, including without limitation any fees required to be paid to the licensor in order to permit copying or procuring another license for or copy of the software.

          (b) In regards to Seller's web site server and web site software licensed to Seller (including without limitation server software licensed from Sun Microsystems Corporation), the parties agree to share equally these assets and any remaining depreciation thereof, except to the extent, if any, that any software licenses would prohibit such sharing. If any software licenses prohibit such sharing or making a copy of the software for the other party, the parties agree to share equally the cost of obtaining the licensor's consent to such sharing, copying, or procuring another license for or copy of the software. If either Seller or Company determines that it does not want the two separate web sites referred to in Exhibit B of the Transition Services Agreement to reside on the same server, the parties agree to share equally the procurement costs associated with ultimately replicating the same or a similar server and software for Seller or for the Company, as may be mutually agreed, including without limitation any fees required to be paid to the licensor in order to permit copying or procuring another license for or copy of the software.

          (c) In regards to certain Lotus Notes software and databases licensed to Seller from MFJ International, Inc. (i.e., the Helpdesk application, consisting of seven databases HD.NSF, HDCODES.NSF, PROBTRAK,NSF, ROLODEX.NSF, KNBASE.NSF, HD_ARC.NSF, PTR_ARC.NSF.), the parties agree to share equally these assets and any remaining depreciation thereof, except to the extent, if any, that the software/database licenses would prohibit such sharing. If any software/database licenses prohibit such sharing or making a copy of the software for the other party, the parties agree to share equally the cost of obtaining the licensor's consent to such sharing, copying, or procuring another license for or copy of the software and databases.


                        ARTICLE VI

     CONDITIONS TO OBLIGATIONS OF PURCHASER AND PARENT

          The obligations of Purchaser and Parent hereunder to purchase the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Parent in its sole discretion):

          6.01 Representations and Warranties. Each of the representations and warranties made by Seller in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

          6.02 Performance. Seller and the Seller Subsidiaries shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Seller and the Seller Subsidiaries at or before the Closing.

          6.03 Officers' Certificates. Seller shall have delivered to Purchaser and Parent a certificate, dated the Closing Date and executed in the name and on behalf of Seller by the President, substantially in the form and to the effect of Exhibit D hereto.

          6.04 Exon-Florio Amendment. Parent shall have received written notice from CFIUS of its determination pursuant to the Exon-Florio Amendment not to undertake an investigation of the transactions contemplated by this Agreement and the Operative Agreements.

          6.05 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Parent or Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding in, before or by any Governmental Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to the Company, Purchaser or Parent or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Order or Law.

          6.06 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Authority necessary to permit the Company, Parent, Purchaser, Seller and the Seller Subsidiaries to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Parent, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect. All terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, shall have occurred.

          6.07  [Intentionally omitted]

          6.08  [Intentionally omitted]

          6.09  Deliveries.  Seller  shall have  delivered  to the  Company  the
General  Assignment,   the  Intellectual   Property  Assignment  and  the  other
Assignment Instruments.


          6.10 Proceedings. All proceedings (including, without limitation, the assignment of the Transferred Assets to the Company) to be taken on the part of Seller, the Seller Subsidiaries and the Company in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Parent, and Parent shall have received copies of all such documents and other evidences as Parent may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

          6.11 Escrow Agreement. Parent, Seller and the Escrow Agent shall have entered into the Escrow Agreement.

          6.12  Stockholders' Agreement.  Seller,
Purchaser and the Company shall have entered into the Stockholders' Agreement.

          6.13  Transition Services Agreement.  Seller
and the Company shall have entered into the Transition
Services Agreement.

          6.14  Distribution Agreement.  The Company and
Toyo Microsystems Corporation shall have entered into the Distribution Agreement.

          6.15  Intellectual Property License Agreement.
The Company and Seller shall have entered into the Intellectual Property License Agreement.

          6.16 Directors' Resignations. The directors of the Company shall resign as of the Closing Date except for Paul Richman.

          6.17 Lease Agreement. The Company and Seller shall have entered into the Lease Agreement.

          6.18 Absence of Changes. Since the date of this Agreement, there shall not have been any material adverse change, or event or development which, individually or together with other such events or developments, could reasonably be expected to result in a material adverse change in the Condition of the Business.


                        ARTICLE VII

            CONDITIONS TO OBLIGATIONS OF SELLER

          The obligations of Seller hereunder to transfer the Transferred Assets to the Company and to sell the Shares and otherwise consummate the transactions contemplated hereby are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

          7.01 Representations and Warranties. Each of the representations and warranties made by Parent in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

          7.02 Performance. Parent and Purchaser shall have each performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent and Purchaser, as applicable, at or before the Closing.

          7.03 Officers' Certificates. Parent shall have delivered to Seller a certificate, dated the Closing Date and executed in the name and on behalf of Parent by the Chairman of the Board, the President or any Vice President of Parent, substantially in the form and to the effect of Exhibit E.

          7.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Seller, and there shall not be pending or threatened on the Closing Date any Action or Proceeding in, before or by any Governmental Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Seller or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Order or Law.

          7.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Authority necessary to permit Seller, Parent and Purchaser to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Seller, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, shall have occurred.

          7.06 Deliveries. The Company shall have delivered to Seller the Assumption Agreement and the other Assumption Instruments.

          7.07 Proceedings. All proceedings to be taken on the part of Parent and Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received copies of all such documents and other evidences as Seller may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

          7.08  Stockholders' Agreement.  Seller, Parent
and the Company shall have entered into the Stockholders'
Agreement.           7.09  Transition Services Agreement.  Seller
and the Company shall have entered into the Transition
Services Agreement.

          7.10 Distribution Agreement. The Company shall have executed, and delivered to Toyo Microsystems Corporation, the Distribution Agreement.

          7.11  Intellectual Property License Agreement.
The Company and Seller shall have entered into the Intellectual Property License Agreement.

          7.12 Escrow Agreement. Parent, Seller and the Escrow Agent shall have entered into the Escrow Agreement.

          7.13 Lease Agreement. The Company and Seller shall have entered into the Lease Agreement.


                       ARTICLE VIII

                        TAX MATTERS


          8.01 Transfer Taxes. The Company shall pay all sales, use, transfer, real property transfer, recording, gains, stamp, duty, stock transfer and other similar taxes and fees or liability for such taxes or fees ("Transfer Taxes") arising out of or in connection with the transactions effected pursuant to this Agreement, and shall indemnify, defend, and hold harmless Purchaser on an after-Tax basis with respect to such Transfer Taxes; provided, however, Seller shall use its commercially reasonable best efforts to minimize the Transfer Taxes arising out of or in connection with the transactions effected pursuant to this Agreement. On the Closing Date, Seller shall provide to Purchaser copies of all Tax Returns and other documents required to be filed by Seller with respect to such Transfer Taxes with evidence of payment thereof.

          8.02 Indemnity Payments. All indemnity payments due under this Agreement shall be made without offset or withholding of any nature for Taxes.

          8.03 Income Tax Indemnification. The Company will claim deductions on all of its federal, state and local income or franchise Tax Returns in respect of all assets of the Business described in Code section 197(d) (an "Intangible Deduction"). To the extent an Intangible Deduction taken by the Company is finally disallowed by any Governmental Authority for any reason, including by reason of application of Code section 197(f)(9), upon receipt of a written notice of such disallowance which states the amount of the disallowed Intangible Deductions, Seller shall promptly pay Purchaser (x) 50% of the amount of the Company's actual increased liability for Taxes that results from the disallowed Intangible Deductions plus (y) 50% of the amount of Intangible Deductions disallowed for each future Company tax period, multiplied by the highest rate of tax applicable to the Company in the jurisdiction of the Governmental Authority disallowing the Intangible Deductions in effect in the tax year of the disallowance and discounted by 8 1/2% per annum from the future year of deduction. The parties agree to treat any and all such payment by Seller to Purchaser as an adjustment to the Purchase Price on all Tax Returns and any other relevant documents of the parties. If and to the extent that (x) the transactions contemplated hereby shall be finally determined not to be a taxable sale of the Business to the Company by any Governmental Authority and (y) the Company receives depreciable or amortizable basis in any assets of the Business that resulted from any disallowed deductions claimed by Seller on Seller's tax return filed with any Governmental Authority for the tax period including these transactions, then the Company shall promptly pay to Seller an amount equal to 50% of the amount of Seller's actual increased liability for Taxes that results from the deductions claimed by the Seller but disallowed by such Governmental Authority that have generated such additional basis.


                        ARTICLE IX

                 EMPLOYEE BENEFITS MATTERS

          9.01 Action to be taken by the Seller. (a) Seller shall establish new benefit programs for all employees of the Company. These programs shall be effective as of the Closing, and shall include the following:

     (i)  A Profit Sharing and Section 401(k) Plan (the
          "New 401(k) Plan"). The New 401(k) Plan will be similar in format to the Standard
          Microsystems Corporation savings and Investment
          Plan (the "SMC 401(k) Plan"). Seller shall establish a New 401(k) Plan document, recordkeeping services, and shall assist the Company in applying for a favorable determination letter regarding the qualified status of the New 401(k) Plan immediately following the Closing. All assets relating to Employees of the Business shall be immediately vested and transferred from the SMC 401(k) Plan to the New 401(k) Plan following the Closing
          "in kind", under a spin-off, including all common stock of Seller held in the SMC 401(k)
          Plan. All participants in the New 401(k) Plan shall receive credit for their prior service for purposes of eligibility and vesting, and shall continue to vest in the New 401(k) Plan in accordance with the vesting schedule under the New 401(k) Plan.

     (ii) A Section 125 Plan (the "Section 125 Plan"), including employee salary reduction contributions for medical and other insurance premiums, Medical Flexible Spending Account ("Medical FSA"), and Dependent Care Accounts. The Section 125 Plan shall be identified as Plan Number 501. For purposes of filing an annual Form 5500, the Section 125 Plan and most welfare programs shall be referred to as the Company Section 125 and Welfare Benefit Plan. Therefore, a single Form 5500 shall be filed for the Company Section 125 Plan and all underlying welfare programs, unless the Company determines that it is in its interest to file any separate welfare programs, that are not integrated into the Company
          Section 125 Plan, into a separate Form 5500. To the extent that any Employees transferred to the Company have any balances in any Medical FSA and/or Dependent Care Account as of the Closing Date, such amounts shall be transferred to the Company Section 125 Plan. The Company
          Section 125 Plan shall have a "short" initial Plan Year ending on December 31, 1997.

   (iii)  All insurance and other programs to be
          established by Seller, on behalf of the
          Company, shall be identified as new policies in the name and Employer Identification Number
          ("EIN") of the Company. Such policies shall include dental, vision, prescription drug, short-term disability, group-term life insurance and other welfare programs as in existence for all employees on the Closing Date other than any severance plan or programs. To the extent that the establishment of any new insurance programs shall adversely affect the insurance charges and/or premiums or rates for any program to continue to be maintained by Seller, the Seller may determine that Employees of the Company shall continue in the Seller's programs up to December 31, 1997, when new rate increases, premiums and related charges are generally determined for the Seller's plans.

     (iv) If medical coverage as in existence for all Employees on the Closing Date may not be obtained due to the size of the Company's new employee group, substantially similar medical coverage shall be obtained (provided that it can be obtained at substantially similar costs).

     (v) Employees transferred to the Company shall become 100% vested in all stock options and grants provided under the terms of the SMC 1996
          Stock Option Plan, and any prior Option Plan
          (the "Option Plans") or Stock Grant Program.
          All stock options shall remain exercisable for the maximum period allowed under each Option
          Plan, which is either thirty days or three months from the date of an Employee's termination from the Seller.

     (vi) Any Employees who are not transferred to the Company and are terminated by the Seller on the Closing Date shall be entitled to severance payments, at Seller's costs, under the terms of the SMC Severance Plan, Plan Number 506, if applicable, in accordance with the terms of such Severance Plan.

    (vii) Seller has agreed to pay at Seller's expense certain Retention Bonuses to Employees to be transferred to the Company. All such bonuses shall be paid by Seller within thirty days following the Closing, and shall be treated as regular wages for purposes of all withholding and employee salary reduction elections. Notwithstanding any provisions to the contrary, payment of any Retention Bonuses or severance benefits shall not violate Section 4.07

          (b) Seller shall be responsible for continuing the existing SMC Employee Handbook for the Company and use with its employees. The Handbook may be changed by the Company's management, with all costs to be paid by the Company. For purposes of this Article IX, Seller shall be entitled to consult with independent consultants, attorneys, accounts, and other professional advisors in providing all services to Purchaser, the reasonable costs of which shall be paid by the Company, provided that the amount of such costs shall be subject to the Company's prior approval.

          9.02 Responsibilities of Purchaser. The Company shall be fully liable for all benefit programs established by Seller under Section 9.01 and disclosed to Parent (other than Retention Bonuses described in Section 9.01(a)(vii)), on behalf of the Company, which shall exist under the Company's EIN. The Company shall be responsible to reimburse Seller for all reasonable expenses incurred in connection with the establishment and administration of all employee benefit programs and employment policies and procedures, in accordance with Section
9.01. The Company shall be responsible for the execution of all Form 5500 Annual Returns, tax returns and other documents prepared by Seller (after review by the Company) for execution by the Company.


                         ARTICLE X

         SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                 COVENANTS AND AGREEMENTS

          10.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Parent or Purchaser (whether or not exercised) to investigate the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Seller, Parent and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements contained in this Agreement. The representations, warranties, covenants and agreements of Seller, Purchaser and Parent contained in this Agreement will survive the Closing (a) indefinitely with respect to (i) the representations and warranties contained in Sections 2.02, 2.05, 2.21, 2.28,
3.02 and 3.08 and (ii) the covenants and agreements contained in Sections 1.01, 1.02, 1.06, 1.07, 14.01, 14.04 and 14.06 and Article XI, (b) until sixty (60)
days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by Section 2.09 and Article VIII and (insofar as they relate to ERISA or the Code) Section 2.12 and Article IX, (c) until December 31, 1998 in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing or (d) with respect to each other covenant or agreement contained in this Agreement, until sixty (60) days following the last date on which such covenant or agreement is to be performed or, if no such date is specified, indefinitely; provided that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b), (c) or (d) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article XI on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article XI.


                        ARTICLE XI

                      INDEMNIFICATION

          11.01 Indemnification.

          (a) Subject to paragraph (c) of this Section and the other Sections of this Article XI, Seller shall indemnify the Parent Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement or the Operative Agreements, (ii) any Liabilities relating to all environmental matters, including without limitation, Environmental Claims, Releases of Hazardous Materials and transportation of Hazardous Materials in connection with the operation of the Business or the Transferred Assets (regardless of whether any such Liability arises out of matters disclosed by Seller in the Disclosure Schedule); (iii) any Liabilities arising out of the obligations of Seller pursuant to Section 1.02(a)(vi) for the replacement or repair of, or refund for, damaged, defective or returned goods, provided, however, that such Liabilities arise within 12 months after Closing out of the resolution, on a basis consistent with Seller's past practices in the conduct of the Business, of claims of third parties for express or implied warranties relating to products sold by the Business prior to the Closing, and provided, further, that (A) Seller shall not be obligated under this clause (iii) to indemnify for any such Liabilities to the extent that they are in excess of those which would be consistent with Seller's past business practices, and (B) Seller shall not be liable for any amounts under this clause (iii) unless and until the Parent Indemnified Parties have suffered, incurred, sustained or become subject to Losses referred to in this clause (iii) in excess of US$800,000 in the aggregate, in which event the Parent Indemnified Parties shall be indemnified for the amount of Losses exceeding $800,000, up to a total of no more than $1,800,00 of Losses (i.e., Seller's maximum liability under this clause (iii) shall not exceed $1,000,000); and (iv) any Retained Liability.

          (b) Subject to the other Sections of this Article XI, Purchaser shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Parent or Purchaser contained in this Agreement or the Operative Agreements, (ii) an Assumed Liability or (iii) the operation of the Business after the Closing Date.

          (c) No amounts of indemnity shall be payable in the case of a claim by a Parent Indemnified Party under Section 11.01(a)(i) or a Seller Indemnified Party under Section 11.01(b)(i), as the case may be, (i) unless and until the Parent Indemnified Parties or the Seller Indemnified Parties, as the case may be, have suffered, incurred, sustained or become subject to Losses referred to in such Section in excess of US$500,000 in the aggregate, in which event the Parent Indemnified Parties or the Seller Indemnified Parties, as the case may be, shall be entitled to claim indemnity for the full amount of Losses exceeding $500,000 and (ii) unless upon payment thereof the Parent Indemnified Parties or the Seller Indemnified Parties, as the case may be, have received payments from the Indemnifying Party in respect of claims made under such paragraph of $10,000,000 or less in the aggregate; provided that this paragraph (c) shall not apply to a breach of a representation or warranty contained in Section 2.01, 2.02, 2.03, 2.04, 2.05, 2.09, 2.28, 3.02, 3.03, 3.04 or 3.08 or to the breach of a covenant  contained in Section 1.03, 1.04, 1.05, 1.06, 4.11, 8.01, 8.03, 14.04
or 14.06.

          11.02 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 11.01 will be asserted and resolved as follows:

          (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 11.01 is asserted against or sought to be collected from such Indemnified Party by a Person other than Seller or any Affiliate of Seller or of Parent or Purchaser (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 11.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

          (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this
     Section 11.02(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which consent will not be unreasonably withheld, in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party will be indemnified in full). The Indemnifying Party will be deemed to have waived its right to dispute its liability to the Indemnified Party under Section 11.01 with respect to any Third Party Claim as to which it elects to control the defense. The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this Section 11.02(a)(i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 11.02(a)(i), and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel except as provided in the preceding sentence and except that the Indemnifying Party will pay the costs and expenses of such separate counsel if (x) in the Indemnified Party's reasonable judgment, the Indemnified Party should be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party or (y) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party reasonably determines that defenses are available to it that are unavailable to the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Section 11.01 with respect to such Third Party Claim.

         (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 11.02(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party vigorously and diligently or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 11.02(a)(ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

        (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 11.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under Section 11.01 and the
     Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will attempt in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with Section 11.02(c).

          (b) In the event  any  Indemnified  Party  should  have a claim  under
Section 11.01 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 11.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will attempt in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with Section 11.02(c).

          (c) Any dispute  submitted  to  arbitration  pursuant to this  Section
11.02 shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the International Chamber of Commerce upon application made to it for a third member jointly by the Indemnified Party and the Indemnifying Party. Each member of the Board of Arbitration shall have knowledge and expertise in the subject matter of the arbitration proceeding. The Board of Arbitration shall meet in New York, New York or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the member of the Board of Arbitration appointed by such party, provided, however, that the expenses and fees of the third member of the Board of Arbitration and any other expenses of the Board of Arbitration not capable of being attributed to any one member shall be borne in equal parts by the Indemnifying Party and the Indemnified Party.

          11.03 Tax Treatment of Indemnity Payments. Any indemnity payment made under this Agreement shall for all Tax purposes be treated by all parties to this Agreement on all Tax Returns as an adjustment to the Purchase Price.


                        ARTICLE XII

                        TERMINATION

          12.01  Termination.   This  Agreement  may  be  terminated,   and  the
transactions contemplated hereby may be abandoned:

          (a) at any time before the Closing, by mutual written agreement of Seller and Parent;

          (b) at any time before the Closing, by Seller, Parent or Purchaser, in the event of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within thirty (30) days following notification thereof by the terminating party;

          (c) at any time before the Closing, by Seller if a material adverse change in the Condition of the Business occurs; or

          (d) at any time after November 15, 1997 by Seller, Parent or Purchaser upon notification of the non- terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

          12.02 Effect of Termination. If this Agreement is validly terminated pursuant to Section 12.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the Company, Seller, any Seller Subsidiary, Parent or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section 14.04 and confidentiality in Section 14.06 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 12.01, Seller will remain liable to Parent and Purchaser for any material breach of this Agreement by Seller existing at the time of such termination, and Parent will remain liable to Seller for any material breach of this Agreement by Parent or Purchaser existing at the time of such termination, and Seller, Parent or Purchaser may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.


                       ARTICLE XIII

                        DEFINITIONS

          13.01  Definitions.  (a)  Defined Terms.  As
used in this Agreement, the following defined terms have the meanings indicated below:

          "Accounts Payable" has the meaning ascribed to it in Section 1.02(a)(ii).

          "Accounts Receivable" has the meaning ascribed to it in Section 1.01(a)(iv).

          "Accrued Expenses" has the meaning ascribed to it in Section 1.02(a)(v).

          "Acquired Intellectual Property" has the meaning ascribed to it in Section 1.01(a)(ix).

          "Actions"  means  any  action,   suit,   proceeding,   arbitration  or
Governmental Authority investigation or audit.

          "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning a majority of the voting securities of another Person shall be deemed to control that Person.

          "Agreement" means this Asset Transfer Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 6.03 and 7.03, as the same shall be amended from time to time.

          "Annual Financial Statements" means the Financial Statements for the most recent fiscal year of the Business delivered to Parent pursuant to Section 2.06.

          "Assets" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

          "Assignment Instruments" has the meaning ascribed to it in Section 1.04.

          "Assumed Liabilities" has the meaning ascribed to it in Section 1.02(a).

          "Assumption Agreement" has the meaning ascribed to it in Section 1.04.

          "Assumption Instruments" has the meaning ascribed to it in Section 1.04.

          "Benefit Plan" means any Plan established by Seller, or any predecessor or Affiliate of Seller, existing at the Closing Date or prior thereto, to which Seller contributes or has contributed on behalf of any Employee, former Employee or director, or under which any Employee, former Employee or director of Seller or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

          "Board of Arbitration" has the meaning ascribed to it in Section 11.02(c).

          "Books  and  Records"  of  any  Person  means  all  files,  documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and Assets of such Person, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

          "Business" has the meaning ascribed to it in the forepart of this Agreement.

          "Business Combination" means with respect to any Person, any merger, consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person or any sale, dividend or other disposition of all or substantially all of the Assets of such Person.

          "Business Contracts" has the meaning ascribed to it in Section 1.01(a)(vii).

          "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

          "Business Licenses" has the meaning ascribed to it in Section 1.01(a)(x).

          "Business Records" has the meaning ascribed to it in Section 1.01(a)(xiii).

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

          "CERCLIS" means the Comprehensive Environmental
Response and Liability Information System, as provided for by 40 C.F.R. 300.5.

          "Certification" means a declaration by a non-governmental organization that a product complies with a safety or other standard established by such organization.

          "CFIUS" means The Committee on Foreign
Investments in the United States.

          "Claim Notice" means written notification pursuant to Section 11.02(a) of a Third Party Claim as to which indemnity under Section 11.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 11.01, together with the amount or, if not then reasonably determinable, the estimated amount of the Loss arising from such Third Party Claim.

          "Closing" means the closing of the transactions contemplated by Section 1.05.

          "Closing Date" means October 7, 1997 or such other date as Parent and Seller mutually agree upon in writing.

          "Closing Statement" has the meaning ascribed to it in Section 1.04(c).

          "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Common Stock" has the meaning ascribed to it in the forepart of this Agreement.

          "Condition of the Business" means the business, condition (financial or otherwise), results of operations, Assets and prospects of the Business.

          "Contract" means any instrument, agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral), including, without limitation, any letter of supply, purchase order, sales order, purchase or sales order acceptance, acknowledgment or confirmation, and all amendments thereto.

          "Defined  Benefit  Plan" means each  Benefit  Plan which is subject to
Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

          "Disclosure Schedule" means the record delivered to Purchaser and Parent by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

          "Dispute Period" means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

          "Distribution Agreement" means the Distribution Agreement to be dated as of the Closing Date and to be entered into between Purchaser and Toyo Microsystems Corporation substantially in the form of Exhibit H.

          "Division" has the meaning ascribed to it in the forepart of this Agreement.

          "Employee" means each employee, officer or consultant of Seller engaged in the conduct of the Business.

          "Environmental Claim" means, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control with Seller (within the meaning of Section 414 of the Code).

          "Escrow Agent" and "Escrow Agreement" have the respective meanings ascribed to them in Section 1.04.

          "Estimated Statement" has the meaning ascribed to it in Section 1.03(c).

          "Excluded Assets" has the meaning ascribed to it in Section 1.01(b).

          "Excluded Books and Records" has the meaning ascribed to it in Section 1.01(b)(vi).

          "Excluded Intellectual Property" has the meaning ascribed to it in Section 1.01(b)(vi).

          "Exon-Florio Amendment" means Section 721 of the Defense Production Act of 1950, as amended, and any successor thereto and the regulations issued pursuant thereto or in consequence thereof.

          "Financial Statements" means the financial statements delivered to Parent pursuant to Section 2.06.

          "GAAP" means United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

          "General Assignment" has the meaning ascribed to it in Section 1.04.

          "Governmental Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

          "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and
(C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority under any Environmental Law.

          "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

          "Improvements" has the meaning ascribed to it in Section 2.13(b).

          "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

          "Indemnified Party" means any Person claiming indemnification under any provision of Article XI.

          "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article XI.

          "Indemnity Notice" means written notification pursuant to Section 11.02(b) of a claim for indemnity under Article XI by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount of the Loss arising from such claim.

          "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, internet domain names, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks, internet domain names and copyrights.

          "Intellectual Property License Agreement" means the Intellectual Property License Agreement to be dated the Closing Date and to be entered into between Parent, Purchaser and Seller substantially in the form of Exhibit I hereto.

          "Inventory" has the meaning ascribed to it in
Section 1.01(a)(iii).

          "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by Seller (other than trade receivables generated in the ordinary course of business of the Seller).

          "IRS" means the United States Internal Revenue
Service.

          "Knowledge of Seller" or "Known to Seller" means the actual knowledge of any officer, director or employee of Seller.

          "LAN" has the meaning ascribed to it in the forepart of this Agreement.

          "Landlord Security Deposits" has the meaning ascribed to it in Section 1.02(a)(vii).

          "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

          "Liabilities" means all Indebtedness, obligations and other liabilities of a Person, including without limitation, those arising out of a breach of warranty (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

          "Lease Agreement" means the Lease Agreement to be dated the Closing Date and to be entered into between the Company and Seller.

          "Licenses"  means all licenses,  permits,  certificates  of authority,
authorizations,   approvals,  registrations,  franchises  and  similar  consents granted or issued by any Governmental Authority.

          "Lien" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

          "Loss" means any and all Taxes, damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

          "Merchandising  Programs"  means  any  stock  rotation,   sell-through
marketing,  price  protection,  co-op  advertising,   product  return  or  other
merchandising or promotional program.

          "Net Assets Statement" has the meaning ascribed to it in Section 1.02(a)(ii)


          "Net Asset Value" as of any date means the excess of the book value of the Transferred Assets over the book value of the Assumed Liabilities, in each case determined in accordance with GAAP in a manner consistent with the balance sheet contained in the most recent Annual Financial Statements.

          "NPL" means the National Priorities List under
CERCLA.

          "OEMs" means original equipment manufacturers.

          "Operative Agreements" means, collectively, the General Assignment and the other Assignment Instruments, the Assumption Agreement and the other Assumption Instruments, the Escrow Agreement, the Stockholders' Agreement, the Transition Services Agreement, the Intellectual Property License Agreement, the Lease Agreement and any support or other agreements to be entered into in connection with the transaction.

          "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

          "Order" means any writ, judgment, decree, injunction or similar order of any Governmental Authority (in each such case whether preliminary or final).

          "Other Transferred Assets" has the meaning ascribed to it in Section 1.01(a)(xv).

          "Parent" has the meaning ascribed to it in the forepart of this Agreement.

          "Parent Indemnified Parties" means Parent, its Affiliates (including, without limitation, the Company) and their officers, directors, employees and agents.

          "Parent's Accountants" has the meaning ascribed to it in Section 1.03(c).

          "PBGC" means the Pension Benefit Guaranty
Corporation established under ERISA.

          "Pension Benefit Plan" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

          "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the Business.

          "Person"  means any natural  person,  corporation,  limited  liability
company,  general  partnership,  limited  partnership,   proprietorship,   other
business organization, trust, union, association or Governmental Authority.

          "Personal Property Leases" has the meaning ascribed to it in Section 1.01(a)(vi).

          "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

          "Prepaid Expenses" has the meaning ascribed to it in Section 1.01(a)(viii).

          "Purchase Price" has the meaning ascribed to it in Section 1.03(a).

          "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

          "Qualified Plan" means each Benefit Plan which is intended to qualify under Section 401 of the Code.

          "Real Property" has the meaning ascribed to it in Section 2.13(b).

          "Real Property Leases" has the meaning ascribed to it in Section 1.01(a)(ii).

          "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Representatives" has the meaning ascribed to it in Section 4.03.
            "Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

          "Retained Liabilities" has the meaning ascribed to it in Section 1.02(b).

          "Security Agreements" has the meaning ascribed to it in Section 2.23.

          "Seller" has the meaning ascribed to it in the forepart of this Agreement.

          "Seller Subsidiaries" has the meaning ascribed to it in the forepart of this Agreement.

          "Seller Indemnified Parties" means Seller, its Affiliates and their officers, directors, employees and agents.

          "Seller SEC Reports" means all forms, reports, schedules, registration statements, definitive proxy statements and other documents (together with all amendments thereof and supplements thereto) filed by Seller since August 1, 1994 with the Securities and Exchange Commission.

          "Shares" has the meaning ascribed to it in the forepart of this Agreement.

          "Stockholders' Agreement" means the Stockholder Agreement to be dated the Closing Date and to be entered into between the Company, Purchaser and Seller substantially in the Form of Exhibit F.

          "Subject Defined Benefit Plan" means each
Defined
Benefit Plan listed and described in Section 2.12(a) of the Disclosure Schedule.

          "Tangible Personal Property" has the meaning ascribed to it in Section 1.01(a)(v).

          "Tax Returns" means all tax returns, reports, statements and other documents (including any amendments) required to be supplied to a Governmental Authority with respect to Taxes.

          "Taxes" means all taxes, charges, fees, levies or other assessments imposed by any taxing authority, including but not limited to all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, social security, unemployment, excise, estimated, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority.

          "Tenant Security Deposits" has the meaning ascribed to it in Section 1.01(a)(xii).

          "Third Party Claim" has the meaning ascribed to it in Section 11.02(a).

          "Transferred Assets" has the meaning ascribed to it in Section 1.01(a).

          "Transfer Taxes" has the meaning ascribed to it in Section 8.01.

          "Transition   Services   Agreement"  means  the  Transition   Services
Agreement to be dated the Closing Date and to be entered into among the Company, Seller and Purchaser substantially in the form of Exhibit G.

          "Used or held for use principally in connection with the Business" or language to similar effect shall mean that the vast majority of the use of such Transferred Asset shall have been in connection with the Business; any dispute whether a particular item shall be deemed "used or held for use principally in connection with the Business" shall be resolved by the parties in good faith prior to completion of the Closing Statement.

          "Vehicles" has the meaning ascribed to it in
Section 1.01(a)(xi).

          (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Seller in connection with the Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.


                        ARTICLE XIV

                       MISCELLANEOUS


          14.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

          If to Parent, to:

          Accton Technology Corporation
          No. 1 Creation Road III
          Science-Based Industrial Park
          Hsinchu 300, Taiwan, R.O.C.
          Facsimile No.:  886-2-7479220
          Attn:  Mr. Yimin Doo, President

          with a copy to:

          Milbank, Tweed, Hadley & McCloy
          One Chase Manhattan Plaza
          New York, NY  10005
          Facsimile No.:  212-530-5219
          Attn:  John T. O'Connor, Esq.

          If to Purchaser, to:

          Global Business Investments (B.V.I.) Corp.
          No. 1 Creation Road III
          Science-Based Industrial Park
          Hsinchu 300, Taiwan, R.O.C.
          Facsimile No.:  886-2-7479220
          Attn:  Mr. Yimin Doo, President

          with a copy to:

          Accton Technology Corporation
          No. 1 Creation Road III
          Science-Based Industrial Park
          Hsinchu 300, Taiwan, R.O.C.
          Facsimile No.:  886-2-7479220
          Attn:  Mr. Yimin Doo, President

          and a copy to:

          Milbank, Tweed, Hadley & McCloy
          One Chase Manhattan Plaza
          New York, NY  10005
          Facsimile No.:  212-530-5219
          Attn:  John T. O'Connor, Esq.

          If to the Company to:

          AJJA, Inc.
          Lance Murrah
          President and General Manager
          350 Kennedy Dr.
          Hauppauge, N.Y. 11788
          Facsimile No.:  516-273-7935

          If to Seller, to:

          Standard Microsystems Corporation
          80 Arkay Drive
          Hauppauge, NY  11788
          Facsimile No.:  516-273-5550
          Attn:  Paul Richman, Chairman and CEO

          with copies to:

          Standard Microsystems Corporation
          George W. Houseweart
          Senior Vice-President -- Law
            and Intellectual Property
          80 Arkay Drive
          Hauppauge, NY  11788
          Facsimile No.:  516-273-5550

          and

          Loeb & Loeb LLP
          345 Park Avenue
          New York, NY  10154-0037
          Facsimile No.:  212-407-4990
          Attn:  David C. Fischer, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

          14.02 Bulk Sales Act. The parties hereby waive compliance with any bulk sales act or comparable statutory provisions of each applicable jurisdiction in connection with the transactions contemplated by this Agreement.

          14.03 Entire Agreement. Except with respect to that certain letter agreement between Parent and Seller dated as of September 30, 1997, this Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, including without limitation that certain letter of intent between Seller and Parent dated May 21, 1997, as amended, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

          14.04 Expenses. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Section 12.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, and Seller shall pay the costs and expenses of the Company and the Seller Subsidiaries, incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby.

          14.05 Public Announcements. At all times at or before the Closing, the Company, Seller, the Seller Subsidiaries, Parent and Purchaser will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom Seller or any Seller Subsidiary sells goods or provides services in connection with the Business or with whom Seller or any Seller Subsidiary otherwise has significant business relationships in connection with the Business with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, which consent shall not be unreasonably withheld. If any party is unable to obtain the approval of its public report, statement or release from the other parties and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other parties with a copy thereof. Seller and Parent will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement. The parties agree to issue mutually approved news releases immediately following the execution of this Agreement.

          14.06 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby of Governmental Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning another party or any of its Affiliates furnished to it by another party or such other party's
Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party, (c) independently developed by the receiving party without reference to any confidential information received by another party hereunder or
(d) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to the Company's, Purchaser's or Parent's use of documents and information concerning the Business, the Transferred Assets or the Assumed Liabilities furnished by Seller hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by another party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

          14.07 Waiver, Remedies Cumulative. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

          14.08 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

          14.09 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article XI.

          14.10 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that each of Parent, Purchaser and the Company may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article XI) to (i) any post-Closing purchaser of the Shares, the Business or a substantial part of the Transferred Assets or (ii) any financial institution providing purchase money or other financing to Parent, Purchaser or the Company from time to time as collateral security for such financing, but no such assignment shall relieve Parent, Purchaser or the Company of their obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

          14.11 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define, limit or otherwise in any way affect the provisions hereof.

          14.12 Consent to Jurisdiction and Service of Process. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the Borough of Manhattan in the City of New York in any action, suit or proceeding arising out of or relating to this Agreement or any of the Operative Agreements or any of the transactions contemplated hereby or thereby; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose; and provided further that claims for indemnity shall be submitted to binding arbitration to the extent required by, and in accordance with, the provisions of Article XI. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Each party hereby irrevocably consents to the service of any process against it in any action, suit or proceeding arising out of or relating to this Agreement or any of the Operative Agreements or any of the transactions contemplated hereby or thereby by the personal delivery, facsimile transmission or mailing of copies of such process in accordance with Section 14.01. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

          14.13 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

          14.14 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

          14.15 Use of Know-how. Purchaser and Seller hereby acknowledge and agree that (i) the Acquired Intellectual Property includes "know-how" approaches, methodologies, tools and techniques developed or acquired in the course of the Business by Seller or its employees prior to the Closing Date and
(ii) Seller and its employees shall have and retain all of their respective rights and interests, if any, with respect to such "know-how" approaches, methodologies, tools and techniques.

          14.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


           IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

                                ACCTON TECHNOLOGY
                              CORPORATION


                               By: Ernest D. Baker
                                Attorney-in-Fact

                              GLOBAL BUSINESS INVESTMENTS
                                (B.V.I.) CORP.



                               By: Ernest D. Baker
                                    President

                              STANDARD MICROSYSTEMS
                              CORPORATION


                                By: Paul Richman
                                Chairman and CEO

                                SMC FRANCE, INC.


                                By: Paul Richman
                                    President

                             SMC MASSACHUSETTS, INC.


                                By: Paul Richman
                                    President

                             SMC NORTH AMERICA, INC.


                                By: Paul Richman
                                    President

                               SMC SINGAPORE, INC.


                                By: Paul Richman
                                    President

                              STANDARD MICROSYSTEMS
                              CORPORATION (CANADA)


                                By: Paul Richman
                                    President

                              STANDARD MICROSYSTEMS
                                (EUROPE) LIMITED


                               By: Eric M. Nowling
                                   Vice President and
                                   Controller

                             SMC AUSTRALIA PTY. LTD.


                               By: Eric M. Nowling
                                    Director

                              AJJA INC.


                            By: George W. Houseweart
                                 Vice President